FILED PURSUANT TO RULE 424(B)(3)
REGISTRATION NO.: 333-263732

NXP B.V.

NXP FUNDING LLC

NXP USA, Inc.

Offers to Exchange

Up to $500,000,000 2.700% Senior Notes due 2025 (the “Outstanding 2025 Notes”) for up to $500,000,000 2.700% Senior Notes due 2025 (the “New 2025 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Up to $750,000,000 3.875% Senior Notes due 2026 (the “Outstanding 2026 Notes”) for up to $750,000,000 3.875% Senior Notes due 2026 (the “New 2026 Notes”) that have been registered under the Securities Act

Up to $500,000,000 3.150% Senior Notes due 2027 (the “Outstanding 2027 Notes”) for up to $500,000,000 3.150% Senior Notes due 2027 (the “New 2027 Notes”) that have been registered under the Securities Act

Up to $1,000,000,000 4.300% Senior Notes due 2029 (the “Outstanding 2029 Notes”) for up to $1,000,000,000 4.300% Senior Notes due 2029 (the “New 2029 Notes”) that have been registered under the Securities Act

Up to $1,000,000,000 3.400% Senior Notes due 2030 (the “Outstanding 2030 Notes”) for up to $1,000,000,000 3.400% Senior Notes due 2030 (the “New 2030 Notes”) that have been registered under the Securities Act

Up to $1,000,000,000 2.500% Senior Notes due 2031 (the “Outstanding 2031 Notes”) for up to $1,000,000,000 2.500% Senior Notes due 2031 (the “New 2031 Notes”) that have been registered under the Securities Act

Up to $1,000,000,000 2.650% Senior Notes due 2032 (the “Outstanding 2032 Notes”) for up to $1,000,000,000, 2.650% Senior Notes due 2032 (the “New 2032 Notes”) that have been registered under the Securities Act

Up to $1,000,000,000 3.250% Senior Notes due 2041 (the “Outstanding 2041 Notes”) for up to $1,000,000,000 3.250% Senior Notes due 2041 (the “New 2041 Notes”) that have been registered under the Securities Act

Up to $500,000,000 3.125% Senior Notes due 2042 (the “Outstanding 2042 Notes”) for up to $500,000,000 3.125% Senior Notes due 2042 (the “New 2042 Notes”) that have been registered under the Securities Act

Up to $500,000,000 3.250% Senior Notes due 2051 (the “Outstanding 2051 Notes” and together with the Outstanding 2025 Notes, the Outstanding 2026 Notes, the Outstanding 2027 Notes, the Outstanding 2029 Notes, the Outstanding 2030 Notes, the Outstanding 2031 Notes, the Outstanding 2032 Notes, the Outstanding 2041 Notes, and the Outstanding 2042 Notes, the “Outstanding Notes”) for up to $500,000,000 3.250% Senior Notes due 2051 (the “New 2051 Notes” and together with the New 2025 Notes, the New 2026 Notes, the New 2027 Notes, the New 2029 Notes, the New 2030 Notes, the New 2031 Notes, the New 2032 Notes, the New 2041 Notes and the New 2042 Notes, the “New Notes”) that have been registered under the Securities Act

We are offering to exchange up to $500,000,000 aggregate principal amount of our New 2025 Notes for a like aggregate principal amount of our Outstanding 2025 Notes, up to $750,000,000 aggregate principal amount of our New 2026 Notes for a like aggregate principal amount of our Outstanding 2026 Notes, up to $500,000,000 aggregate principal amount of our New 2027 Notes for a like aggregate principal amount of our Outstanding 2027 Notes, up to $1,000,000,000 aggregate principal amount of our New 2029 Notes for a like aggregate principal amount of our Outstanding 2029 Notes, up to $1,000,000,000 aggregate principal amount of our New 2030 Notes for a like aggregate principal amount of our Outstanding 2030 Notes, up to $1,000,000,000 aggregate principal amount of our New 2031 Notes for a like aggregate principal amount of our Outstanding 2031 Notes, up to $1,000,000,000 aggregate principal amount of our New 2032 Notes for a like aggregate principal amount of our Outstanding 2032 Notes, up to $1,000,000,000 aggregate principal amount of our New 2041 Notes for a like aggregate principal amount of our Outstanding 2041 Notes, up to $500,000,000 aggregate principal amount of our New 2042 Notes for a like aggregate principal amount of our Outstanding 2042 Notes, and up to $500,000,000 aggregate principal amount of our New 2051 Notes for a like aggregate principal amount of our Outstanding 2051 Notes in a transaction registered under the Securities Act (each, an “Exchange Offer” and collectively, the “Exchange Offers”).

The Exchange Offers will expire at 5:00 p.m., New York, New York time, on May 12, 2022 (the “Expiration Date”), unless we extend the Exchange Offers with respect to any or all series of Outstanding Notes in our sole and absolute discretion. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the Exchange Offers. You may withdraw any Outstanding Notes of any series tendered until the expiration of the applicable Exchange Offer.

Terms of the Exchange Offers:

•

We will exchange the applicable series of New Notes for Outstanding Notes of the applicable series that are validly tendered and not withdrawn prior to the expiration or termination of the Exchange Offers with respect to such series.

•	You may validly withdraw tenders of Outstanding Notes of a series at any time prior to the expiration or termination of the Exchange Offers with respect to such series.

•

The form and terms of the New Notes are substantially identical to the form and terms of the applicable Outstanding Notes, except that (i) the New Notes are registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the Outstanding Notes do not apply to the New Notes and (iii) the New Notes will not have the right to earn additional interest under certain circumstances related to our registration obligations.

•	We believe that the exchange of Outstanding Notes for New Notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the Exchange Offers.

•

We issued the Outstanding Notes in transactions not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the Exchange Offers to satisfy your registration rights, as a holder of the Outstanding Notes.

For a discussion of factors you should consider in determining whether to tender your Outstanding Notes in connection with the Exchange Offers, see the information under “Risk Factors” beginning on page 13 of this prospectus and in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2022.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation By Reference.” You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell any series of securities in any state where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representations. This prospectus constitutes an offer only of the New Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus is current only as of the respective dates of such documents. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

INDUSTRY AND MARKET DATA

We obtained market data and certain industry data and forecasts included in, or incorporated by reference into, this prospectus from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have

i

not been independently verified. Statements as to our market position are based on the most recent data available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” appearing elsewhere or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

NXP B.V. (the “Company”) and NXP Funding LLC and NXP USA, Inc. (together, the “Issuers”) are not currently subject to the periodic reporting and other information requirements of the U.S. Exchange Act. However, NXP Semiconductors N.V., the parent company of the Issuers, is subject to the informational and reporting requirements of the U.S. Exchange Act, and, in accordance therewith, files or furnishes annual, interim and current reports and other information with the SEC. The reports and other information filed or furnished by NXP Semiconductors N.V. with the SEC pursuant to the requirements of the U.S. Exchange Act may be viewed on the SEC’s website, http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

The SEC allows us to disclose important information to you by referring you to other documents filed by NXP Semiconductors N.V. separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus incorporates by reference the documents listed below that NXP Semiconductors N.V. has previously filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Current Reports on Form 8-K filed on February 1, 2022; and

•

the portions of NXP Semiconductor N.V.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2022 that have been incorporated by reference into NXP Semiconductor N.V.’s Annual Report on Form  10-K for the fiscal year ended December 31, 2021.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, we incorporate by reference any future filings NXP Semiconductors N.V. makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus, effective as of the date they are filed. Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from us, without charge, by requesting them in writing or by telephone at the following address and telephone number. Please write or call us no later than five business days before the Expiration Date of the Exchange Offers. This means that you must request this information no later than May 5, 2022.

By Mail:

NXP Semiconductors N.V.

60 High Tech Campus

5656AG Eindhoven

Netherlands

+31 40 2729999

NXP B.V.

60 High Tech Campus

5656AG Eindhoven

Netherlands

+31 40 2729960

NXP USA, Inc.

251 Little Falls Drive

Wilmington, DE 19808

+1 512 933 8214

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information presented in, or incorporated by reference into, this prospectus includes forward-looking statements, which are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. When used in, or incorporated by reference into, this prospectus, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, NXP Semiconductors N.V., our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition and results of operations, market data, as well as any other statements which are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors” and those included elsewhere in, or incorporated by reference into, this prospectus, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	potential impacts of the COVID-19 pandemic;

•	trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to our established supply chains;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers;

•

the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and

•	our ability to maintain good relationships with our suppliers.

In addition, this prospectus contains or incorporates by reference information concerning the semiconductor industry and our market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of the Notes. There can be no assurances that a pandemic, epidemic or outbreak of a contagious disease, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. The uncertain nature, magnitude, and duration of hostilities stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions and retaliatory cyber-attacks on the world economy and markets, have contributed to increased market volatility and uncertainty, and such geopolitical risks could have an adverse impact on macroeconomic factors which affect our assets and businesses.

These and other factors are discussed in more detail under “Risk Factors” herein and in NXP Semiconductor N.V.’s annual report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein. We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described or incorporated by reference herein or to publicly announce the result of any revisions to the forward-looking statements made in, or incorporated by reference into, this prospectus, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights certain information contained or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus, including the sections entitled “Risk Factors” and “Description of the New Notes and the Note Guarantee,” and all documents incorporated by reference herein carefully and in their entirety before deciding whether to exchange any Outstanding Notes for the applicable series of New Notes. Unless the context otherwise requires, all references herein to “we,” “our,” “us,” “NXP” and “the Company” are to the Company and its consolidated subsidiaries or to the Issuers, taken together, as the context requires.

Our Company

We are a global semiconductor company and a long-standing supplier in the industry, with over 50 years of innovation and operating history. We provide leading solutions that leverage our combined portfolio of intellectual property, deep application knowledge, process technology and manufacturing expertise in the domains of cryptography-security, high-speed interface, radio frequency, mixed-signal analog-digital, power management, digital signal processing and embedded system design. Our product solutions are used in a wide range of end-market applications including: automotive, industrial and Internet of Things, mobile, and communications infrastructure. We engage with leading global original equipment manufacturers (“OEMs”) and sell products in all major geographic regions. As of December 31, 2021 we had approximately 31,000 employees, with research and development activities and manufacturing facilities in Asia, Europe and the United States.

For the year ended December 31, 2021, we generated revenue of $11,063 million and operating income of $2,583 million.

INFORMATION REGARDING THE ISSUERS

NXP B.V. was incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on December 21, 1990 as a wholly owned subsidiary of Koninklijke Philips N.V. (“Philips”). On September 29, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C., Apax Partners LLP and AlpInvest Partners N.V., the Company changed its name from Philips Semiconductors International B.V. to NXP B.V. We refer to this acquisition of Philips’s semiconductor business as our “Formation.” Since our Formation, all members of the consortium of funds that invested in us have sold their shareholding in the Company. The Company’s corporate seat is in Eindhoven, the Netherlands. The Company’s registered office is at High Tech Campus 60, 5656 AG, Eindhoven, the Netherlands, and its telephone number is +31 40 2729960.

NXP Funding LLC is a wholly owned subsidiary of the Company that was formed in Delaware as a limited liability company on September 11, 2006. The address of NXP Funding’s registered office in Delaware is 251 Little Falls Drive, Wilmington, DE 19808 and its telephone number is +1 512 933 8214.

NXP USA, Inc. is a wholly owned, indirect subsidiary of the Company that was incorporated in Delaware as a corporation on December 3, 2003. The address of NXP USA’s registered office in Delaware is 251 Little Falls Drive, Wilmington, DE 19808 and its telephone number is +1 512 933 8214.

On August 5, 2010, NXP Semiconductors N.V., the holding company of the Issuers and a guarantor of the New Notes completed an initial public offering and listed on the NASDAQ Global Select Market.

NXP Semiconductors N.V.’s website is at http://www.nxp.com. The information and other content on our website are not part of this prospectus.

Corporate Structure

The following chart reflects our corporate structure and our principal indebtedness as of December 31, 2021.

(1)

The Company and NXP Funding entered into the Revolving Credit Agreement on June 11, 2019. As of December 31, 2021, the Company and NXP Funding did not have any borrowings outstanding under the Revolving Credit Facility.

(2)

The Company and NXP Funding have also issued dollar-denominated 4.625% senior unsecured notes due 2023 (the “4.625% 2023 Notes”), dollar-denominated 4.875% Senior Notes due 2024 (the “4.875% 2024 Notes”), dollar-denominated 2.700% senior unsecured notes due 2025 (the “2.700% 2025 Notes”), dollar-denominated 5.350% senior unsecured notes due 2026 (the “5.350% 2026 Notes”), dollar-denominated 3.875% senior unsecured notes due 2026 (the “3.875% 2026 Notes”), dollar-denominated 3.150% senior unsecured notes due 2027 (the “3.150% 2027 Notes”), dollar-denominated 5.550% senior unsecured notes due 2028 (the “5.550% 2028 Notes” and together with the 4.875% 2024 Notes and the 5.350% 2026 Notes, the “December 2018 Notes”), dollar-denominated 4.300% senior unsecured notes due 2029 (the “4.300% 2029 Notes” and together with the 3.875% 2026 Notes, the “June 2019 Notes”), dollar-denominated 3.400% senior unsecured notes due 2030 (the “3.400% 2030 Notes” and together the 3.150% 2027 Notes and the 2.700% 2025 Notes, the “May 2020 Notes”), dollar-denominated 2.500% senior unsecured notes due 2031 (the “2.500% 2031 Notes”) and dollar-denominated 3.250% senior unsecured notes due 2041 (the “3.250% 2041 Notes” and together with the 2.500% 2031 Notes, the “May 2021 Notes,”), dollar- denominated 2.650% senior unsecured notes due 2032 (the “2.650% 2032 Notes”), dollar-denominated 3.125% senior unsecured notes due 2042 (the “3.125% 2042 Notes”), and the dollar-denominated 3.250% senior unsecured notes due 2051 (the “3.250% 2051 Notes,” and together with the 2.650% 2032 Notes and the 3.125% 2042 Notes, the “November 2021 Notes,” and collectively with the June 2019 Notes, the December 2018 Notes, the May 2020 Notes and the May 2021 Notes, and the 4.625% 2023 Notes the “Existing Notes”). NXP USA is a guarantor of the 4.625% 2023 Notes and the December 2018 Notes NXP USA is an issuer, along with the Company and NXP Funding, of the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes.

(3)	The Outstanding Notes are, and the New Notes will be, guaranteed on a senior unsecured basis by our parent company, NXP Semiconductors N.V.

THE EXCHANGE OFFERS

On (i) June 18, 2019 we issued (x) $750,000,000 aggregate principal amount of the Outstanding 2026 Notes and (y) $1,000,000,000 aggregate principal amount of the Outstanding 2029 Notes; (ii) May 1, 2020 we issued (x) $500,000,000 aggregate principal amount of the Outstanding 2025 Notes, (y) $500,000,000 aggregate principal amount of the Outstanding 2027 notes and (z) $1,000,000,000 aggregate principal amount of the Outstanding 2030 Notes; (iii) May 11, 2021 we issued (x) $1,000,000,000 aggregate principal amount of the Outstanding 2031 Notes; and (y) $1,000,000,000 aggregate principal amount of the Outstanding 2041 Notes; and (iv) November 30, 2021 we issued (x) $1,000,000,000 aggregate principal amount of the Outstanding 2032 Notes; (y) $500,000,000 aggregate principal amount of the Outstanding 2042 Notes; and (z) $500,000,000 aggregate principal amount of the Outstanding 2051 Notes, in each case to one or more initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the Outstanding Notes to the respective initial purchasers, we entered into registration rights agreements pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence these Exchange Offers and to complete the Exchange Offers by (i) June 30, 2022 with respect to the Outstanding 2025 Notes, the Outstanding 2026 Notes, the Outstanding 2027 Notes, the Outstanding 2029 Notes, the Outstanding 2030 Notes, the Outstanding 2031 Notes, and the Outstanding 2041 Notes and (ii) November 30, 2022 with respect to the Outstanding 2031 Notes, the Outstanding 2042 Notes and the Outstanding 2051 Notes. The summary below describes the principal terms and conditions of the Exchange Offers. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offers” for a more detailed description of the terms and conditions of the Exchange Offers and “Description of the New Notes and the Note Guarantee” for a more detailed description of the terms of the respective series of New Notes.

Outstanding Notes

(i)	2.700% Senior Notes due 2025,

(ii)	3.875% Senior Notes due 2026,

(iii)	3.150% Senior Notes due 2027,

(iv)	4.300% Senior Notes due 2029,

(v)	3.400% Senior Notes due 2030,

(vi)	2.500% Senior Notes due 2031,

(vii)	2.650% Senior Notes due 2032,

(viii)	3.250% Senior Notes due 2041,

(ix)	3.125% Senior Notes due 2042, and

(x)	3.250% Senior Notes due 2051.

New Notes

(i)	2.700% Senior Notes due 2025,

(ii)	3.875% Senior Notes due 2026,

(iii)	3.150% Senior Notes due 2027

(iv)	4.300% Senior Notes due 2029,

(v)	3.400% Senior Notes due 2030,

(vi)	2.500% Senior Notes due 2031,

(vii)	2.650% Senior Notes due 2032,

(viii)	3.250% Senior Notes due 2041,

(ix)	3.125% Senior Notes due 2042, and

(x)

3.250% Senior Notes due 2051, each of which have terms that are substantially identical to the applicable series of the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the New Notes and the New Notes do not have the right to earn additional interest under circumstances related to our registration obligations.

The Exchange Offers

We are offering to exchange up to $500,000,000 aggregate principal amount of 2.700% Senior Notes due 2025, up to $750,000,000 aggregate principal amount of 3.875% Senior Notes due 2026, up to $500,000,000 aggregate principal amount of 3.150% Senior Notes due 2027, up to $1,000,000,000 aggregate principal amount of 4.300% Senior Notes due 2029, up to $1,000,000,000 aggregate principal amount of 3.400% Senior Notes due 2030, up to $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2031, up to $1,000,000,000 aggregate principal amount of 2.650% Senior Notes due 2032, up to $1,000,000,000 aggregate principal amount of 3.250% Senior Notes due 2041, up to $500,000,000 aggregate principal amount of 3.125% Senior Notes due 2042, and up to $500,000,000 aggregate principal amount of 3.250% Senior Notes due 2051, which have been registered under the Securities Act, in exchange for your Outstanding Notes of the corresponding series. The form and terms of each series of New Notes are substantially identical to the form and terms of the applicable series of the Outstanding Notes. The New Notes, however, will not contain transfer restrictions and will not have the registration rights applicable to the Outstanding Notes.

To exchange your Outstanding Notes, you must properly tender them, and we must accept them. We will accept and exchange all Outstanding Notes that you validly tender and do not validly withdraw. We will issue registered New Notes promptly after the expiration of the Exchange Offer with respect to the applicable series of Outstanding Notes.

Resale of New Notes

Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the New Notes offered in the Exchange Offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the New Notes in the ordinary course of your business;

•

at the time of the commencement of the Exchange Offers, you have no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the New Notes in violation of the provisions of the Securities Act; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our Exchange Offers. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Broker-Dealer

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other transfer of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, during the period ending 180 days after the consummation of the Exchange Offers, subject to extension in limited circumstances, a participating broker dealer may use this prospectus for an offer to sell, a resale or other transfer of New Notes received in exchange for Outstanding Notes which it acquired through market making or other trading activities.

Expiration Date

The Exchange Offers will expire at 5:00 p.m., New York City time, on May 12, 2022, unless we extend the Exchange Offer with respect to any or all series of Outstanding Notes in our sole and absolute discretion.

Accrued Interest on the New Notes and the Outstanding Notes

The New Notes of each series will bear interest from the most recent date to which interest has been paid on the corresponding series of Outstanding Notes. If your Outstanding Notes are accepted for exchange, then you will receive interest on the New Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions

The Exchange Offers are subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of any Exchange Offer, we will resolicit tenders of the applicable Outstanding Notes. See “The Exchange Offers—Conditions to the Exchange Offers” for more information regarding conditions to the Exchange Offers.

Procedures for Tendering Outstanding Notes

Each holder of Outstanding Notes that wishes to tender their Outstanding Notes must either:

•	arrange with The Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or

•	Holders of Outstanding Notes that tender Outstanding Notes in the Exchange Offers are deemed to represent that the following are true:

•	the holder is acquiring the New Notes in the ordinary course of its business;

•

at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•	the holder is not an “affiliate” of us within the meaning of Rule 405 of the Securities Act.

We could reject your tender of Outstanding Notes if you tender them in a manner that does not comply with the instructions provided in this prospectus. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for further information.

Special Procedures for Tenders by Beneficial Owners

If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offers, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offers on your own behalf, delivering your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.

Consequences of Failure to Exchange Outstanding Notes

Outstanding Notes of a series that are not exchanged in the applicable Exchange Offer will remain subject to the restrictions on transfer and resaleability and may only be sold in accordance with the transfer restrictions.

We do not currently intend to register any series of the Outstanding Notes under the Securities Act. Upon the completion of the applicable Exchange Offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Old Notes under the U.S. federal securities laws. See “The Exchange Offers—Consequences of Failure to Exchange.”

Withdrawal Rights

You may withdraw your tender of Outstanding Notes under the Exchange Offers at any time before the Exchange Offer with respect to the applicable series of Outstanding Notes expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offers—Withdrawal Rights.” If we decide for any reason not to accept any Outstanding Notes tendered for exchange, such Outstanding Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the Exchange Offers. Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC that are withdrawn or unaccepted Outstanding Notes will be credited to the tendering holder’s account at DTC.

Effect on Holders of Outstanding Notes

As a result of making the Exchange Offers, and upon acceptance for exchange of all validly tendered Outstanding Notes, we will have fulfilled our obligations under the Registration Rights Agreements (as defined herein). Accordingly, there will be no liquidated or other damages payable under the Registration Rights Agreements if a series of Outstanding Notes were eligible for exchange, but not exchanged, in the applicable Exchange Offer.

United States Federal Income Tax Considerations

Your exchange of Outstanding Notes for New Notes in the Exchange Offers should not be treated as a taxable event for U.S. federal income tax purposes.

Use of Proceeds

We will not receive any proceeds from the exchange of the Outstanding Notes for the New Notes under the Exchange Offers.

Acceptance of Outstanding Notes and Delivery of Outstanding Notes

We will accept for exchange any and all Outstanding Notes properly tendered prior to the Expiration Date. We will complete the Exchange Offers and issue the New Notes promptly after the Expiration Date.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offers—Exchange Agent.”

Concurrently with the Exchange Offers, we have commenced offers to exchange up to $1,000,000,000 4.875% senior notes due 2024 for up to $1,000,000,000 4.875% senior notes due to 2024 that have been registered under the Securities Act, up to $500,000,000 5.350% senior notes due 2026 that have been registered under the Securities Act and up to $500,000,000 5.550% senior notes due 2028 for up to $500,000,000 5.550% senior notes due 2028 that have been registered under the Securities Act. Such offers will expire at 5:00 p.m., New York City time, on May 12, 2022, unless we extend such offers with respect to any or all series of notes in our sole and absolute discretion.

Summary of Terms of New Notes

The form and terms of each series of New Notes will be substantially identical to those of the Outstanding Notes of the corresponding series, except that (i) the New Notes will have been registered under the Securities Act, (ii) the New Notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) the New Notes will not be entitled to the registration rights that apply to the Outstanding Notes and (iv) the New Notes will not contain provisions relating to an increase in the interest rate borne by the Outstanding Notes under circumstances related to the timing of the Exchange Offers.

Each series of New Notes will evidence the same debt as the applicable series of Outstanding Notes and will each be governed by the same indenture under which the applicable series of Outstanding Notes were issued. The summary below describes the principal terms of each series of the New Notes. Please see “Description of the New Notes and the Note Guarantee” for further information regarding the New Notes.

Issuers

NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and collectively with the Company and NXP Funding, the “Issuers”) are the issuers of the New Notes. The Issuers will be jointly and severally liable for all obligations under the New Notes.

NXP Funding is a wholly owned subsidiary of the Company that has been organized as a limited liability company in Delaware as a special purpose finance subsidiary to facilitate offerings of debt securities. NXP Funding does not have any operations or assets, other than in connection with prior offerings of debt securities, and does not have any revenue. Accordingly, you should not expect NXP Funding to participate in servicing the principal and interest obligations on the New Notes.

Securities Offered

Up to $500,000,000 aggregate principal amount of 2.700% Senior Notes due 2025.

Up to $750,000,000 aggregate principal amount of 3.875% Senior Notes due 2026.

Up to $500,000,000 aggregate principal amount of 3.150% Senior Notes due 2027.

Up to $1,000,000,000 aggregate principal amount of 4.300% Senior Notes due 2029.

Up to $1,000,000,000 aggregate principal amount of 3.400% Senior Notes due 2030.

Up to $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2031.

Up to $1,000,000,000 aggregate principal amount of 2.650% Senior Notes due 2032.

Up to $1,000,000,000 aggregate principal amount of 3.250% Senior Notes due 2041.

Up to $500,000,000 aggregate principal amount of 3.125% Senior Notes due 2042.

Up to $500,000,000 aggregate principal amount of 3.250% Senior Notes due 2051.

Maturity Dates

The New 2025 Notes will mature on May 1, 2025.

The New 2026 Notes will mature on June 18, 2026.

The New 2027 Notes will mature on May 1, 2027.

The New 2029 Notes will mature on June 18, 2029.

The New 2030 Notes will mature on May 1, 2030.

The New 2031 Notes will mature on May 11, 2031.

The New 2032 Notes will mature on February 15, 2032.

The New 2041 Notes will mature on May 11, 2041.

The New 2042 Notes will mature on February 15, 2042.

The New 2051 Notes will mature on November 30, 2051.

Interest Rates

The New 2025 Notes will bear interest at a rate equal to 2.700% per annum.

The New 2026 Notes will bear interest at a rate equal to 3.875% per annum.

The New 2027 Notes will bear interest at a rate equal to 3.150% per annum.

The New 2029 Notes will bear interest at a rate equal to 4.300% per annum.

The New 2030 Notes will bear interest at a rate equal to 3.400% per annum.

The New 2031 Notes will bear interest at a rate equal to 2.500% per annum.

The New 2032 Notes will bear interest at a rate equal to 2.650% per annum.

The New 2041 Notes will bear interest at a rate equal to 3.250% per annum.

The New 2042 Notes will bear interest at a rate equal to 3.125% per annum.

The New 2051 Notes will bear interest at a rate equal to 3.250% per annum.

Interest Payment Dates

Interest on the New 2032 Notes and the New 2042 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2022.

Interest on the New 2051 Notes will be payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2022.

Interest on the New 2026 Notes and the New 2029 Notes will be payable semi-annually on June 18 and December 18 of each year, beginning on June 18, 2022. Interest on the New 2025 Notes, the New 2027 Notes and the New 2030 Notes will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2022.

Interest on the New 2031 notes and the New 2041 Notes will be payable semi-annually on May 11 and November 11 of each year, beginning on November 11, 2022.

Note Guarantees

The New Notes will be fully and unconditionally guaranteed (such guarantee, the “Note Guarantee”) on a senior unsecured basis by our parent company, NXP Semiconductors N.V. (the “Parent”). If we cannot make payments on the New Notes when they are due, the Parent must make them instead. The laws of certain jurisdictions may limit the enforceability of the Note Guarantee.

Priority of the New Notes and the Note Guarantee

The New Notes and the Note Guarantee will be:

•

effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. In addition, certain existing and future indebtedness and obligations permitted under the respective agreements or indentures, as the case may be, will all benefit from liens over certain assets;

•

equal in right of payment with all of the Issuers’ and the Parent’s existing and future senior indebtedness, including our Existing Notes, (except that certain series of Existing Notes do not benefit from a guarantee from the Parent) and senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness; and

•	structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the New Notes.

As of and for the three months ended December 31, 2021, Non-Guarantor Subsidiaries held 39% of our total revenue and 32% of our total assets.

Additional Amounts

Any payments made by or on behalf of a Payor, as defined under “Description of the New Notes and the Note Guarantee—Redemption for Taxation Reasons,” with respect to the New Notes will be made without withholding or deduction for taxes in any Relevant Taxing Jurisdiction, as defined under “Description of the New Notes and the Note Guarantee—Withholding Taxes,” unless required by law. If a Payor is required by law to withhold or deduct for such taxes with respect to a payment to the holders of New Notes, the Payor will pay the additional amounts necessary so that the net amount received by the holders of New Notes after the withholding is not less than the amount that they would have received in the absence of the withholding, subject to certain exceptions. See “Description of the New Notes and the Note Guarantee—Withholding Taxes.”

Optional Redemption

We may redeem the New Notes of any series, in whole or in part, at any time or from time to time, at the redemption prices described in “Description of the New Notes and the Note Guarantee—Optional Redemption.”

Tax Redemption

We may redeem the New Notes of any series in whole, but not in part, at any time, upon giving proper notice, if as a result of certain changes in tax law withholding taxes are or would be imposed on amounts payable on the New Notes that would require the payment of Additional Amounts (as defined under “Description of the New Notes and the Note Guarantee—Withholding Taxes”). If we decide to so redeem, we must pay you a redemption price equal to the principal amount of the New Notes plus accrued and unpaid interest and Additional Amounts, if any. See “Description of the New Notes and the Note Guarantee—Redemption for Taxation Reasons.”

Change of Control

If we experience a Change of Control Triggering Event (as defined in the Indentures (as defined herein)) with respect to any series of New Notes, we will be required to make an offer to repurchase each series of New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the New Notes and the Note Guarantee— Repurchase of Notes upon a Change of Control Triggering Event.”

Certain Covenants

The New Notes will each be governed by the indentures under which the Outstanding Notes were issued.

The Indentures contain covenants that, among other things, limit our ability to:

•	consolidate, merge or sell all or substantially all of our assets;

•	create certain liens; and

•	enter into certain sale and leaseback transactions.

These covenants are subject to a number of important qualifications and exceptions. For more details see “Description of the New Notes and the Note Guarantee—Certain Covenants.”

Form and Denomination

Each series of New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances.

No Prior Market

Each series of New Notes will be new securities for which there is currently no market or a limited market. We do not intend to apply for listing of the New Notes on any national securities exchange. A liquid or active trading market for any series of the New Notes may not develop. If an active trading market for a series of New Notes does not develop, the market price and liquidity of such New Notes may be adversely affected.

Governing Law

The Indentures are, and the New Notes will be, governed by the laws of the State of New York.

Risk Factors

You should carefully consider the information set forth under “Risk Factors” and all of the information in or incorporated by reference into this prospectus before tendering your Old Notes in exchange for New Notes.

Trustee

Deutsche Bank Trust Company Americas

Exchange Agent

Deutsche Bank Trust Company Americas is serving as exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offers—Exchange Agent.”

For additional information regarding the New Notes, see the “Description of the New Notes and the Note Guarantee” section of this prospectus.

RISK FACTORS

An investment in the New Notes involves a high degree of risk. Before investing in the New Notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus, including the risk factors set forth in NXP Semiconductor N.V.’s annual report on Form 10-K for the year ended December 31, 2021, and our financial statements and related notes, all of which are incorporated by reference into this prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The selected risks described below and in NXP Semiconductor N.V.’s annual report on Form 10-K for the year ended December 31, 2021 are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. The occurrence of the risks described below and in the annual report on Form 10-K for the year ended December 31, 2021 or such additional risks could have a material adverse impact on our business, financial condition, results of operations, ability to make payments on the New Notes or on the trading price of the New Notes.

Risks Related to the Exchange Offers

There are significant consequences if you fail to exchange your Outstanding Notes.

We did not register the offering of the Outstanding Notes under the Securities Act or any state securities laws, nor do we intend to do so after completion of the Exchange Offers. As a result, the Outstanding Notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes in the Exchange Offers, you will lose your right to have the Outstanding Notes registered under the Securities Act, subject to certain limitations. If you continue to hold Outstanding Notes after the Exchange Offers, you may be unable to sell the Outstanding Notes. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offers, continue to be subject to existing restrictions.

You cannot be sure that an active trading market for the New Notes will develop.

The New Notes are new issues of securities, and there is no market for such notes, and an active market may not develop for such notes. We do not intend to apply for a listing of any series of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. We do not know if an active public market for any series of the New Notes will develop or, if developed, will continue. If an active market does not develop for the New Notes or is not maintained, the market price and liquidity of the New Notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the New Notes, the ability of holders to sell their New Notes or the price at which holders may sell their New Notes. In addition, the liquidity and the market price of the New Notes may be adversely affected by changes in the overall market for securities similar to the New Notes, by changes in our financial performance or prospects and by changes in conditions in our industry.

You must follow the appropriate procedures to tender your Outstanding Notes or they will not be exchanged.

The New Notes will be issued in exchange for the Outstanding Notes only after timely receipt by the exchange agent of the Outstanding Notes or a book-entry confirmation related thereto or an agent’s message and all other required documentation. If you want to tender your Outstanding Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offers, continue to be subject to the existing transfer restrictions. In addition, if you tender the Outstanding Notes in the

Exchange Offers to participate in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offers” and “Plan of Distribution” later in this prospectus.

Risks Related to the New Notes

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the New Notes.

We have substantial leverage. Our leverage could have important consequences for you, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•

exposing us to the risk of increased interest rates because certain of our indebtedness, including our loans under the Revolving Credit Agreement, dated as of June 11, 2019, by and among NXP B.V. and NXP Funding LLC, the financial institutions from time to time party thereto, and Barclays Bank PLC as Administrative Agent), as modified or amended from time to time (the “Revolving Credit Agreement”), bear interest at a variable rate;

•

making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the New Notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the Indentures governing the New Notes and the indentures and agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, restructurings, product development, research and development, debt service requirements, investments, acquisitions and general corporate or other purposes; and

•

limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

As of December 31, 2021, NXP Semiconductors N.V. had $10,572 million of outstanding indebtedness.

We and our subsidiaries may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may incur substantial additional indebtedness in the future. The Revolving Credit Agreement does not contain restrictions on the incurrence of additional indebtedness, except in certain circumstances. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we will face would increase. In addition, the Indentures governing the Notes do not prevent us from incurring additional indebtedness.

We are bound by restrictive covenants contained in our Revolving Credit Agreement and the indentures governing the Existing Notes, which may restrict our ability to pursue our business strategies or repay the New Notes.

Restrictive covenants in certain of our existing indebtedness may in certain circumstances limit our ability, among other things, to:

•	incur additional indebtedness, when applicable;

•	incur liens; and

•	engage in consolidations, mergers or sales of substantially all of our assets.

Our failure to comply with the covenants contained in our Revolving Credit Agreement, the indentures governing the Existing Notes or any other debt agreements that we may have, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.

Our Revolving Credit Agreement and the indentures governing the Existing Notes or any other debt arrangements that we may have require us to comply with various covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn could result in cross defaults under our other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under all of our outstanding debt instruments if some or all of these instruments are accelerated upon an event of default.

If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Revolving Credit Agreement or such other agreements governing our indebtedness, or if a default otherwise occurs, (i) the lenders under the Revolving Credit Agreement could elect to terminate their commitments thereunder and cease making further loans and issuing or renewing letters of credit and (ii) the lenders under the Revolving Credit Agreement or holders of our Existing Notes or other indebtedness may declare all outstanding borrowings and other amounts, together with accrued interest and other fees, to be immediately due and payable and thereby prevent us from making payments on one or more series of the New Notes. Any such actions could force us into bankruptcy or liquidation, and we might not be able to repay our obligations under the New Notes in such an event.

Insolvency laws and other limitations on the Note Guarantee may adversely affect their validity and enforceability.

Our obligations under the New Notes will be guaranteed by the Parent. The Parent is organized under the laws of the Netherlands. Applicable fraudulent transfer and conveyance, equitable principles and insolvency laws and limitations in the Netherlands on the recognition and enforceability of judgments obtained in New York courts in such jurisdictions could limit the enforceability of the Note Guarantee against the Parent. Courts in the Netherlands may also in certain circumstances avoid the Note Guarantee where the Company is close to or in the vicinity of insolvency. The following discussion of fraudulent transfer, conveyance and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the Netherlands’ fraudulent transfer and insolvency statutes. Further detail and an overview of the enforceability issues as they relate to the Note Guarantee is set forth under “Limitations on Validity and Enforceability of Note Guarantee” included elsewhere in this prospectus.

It is possible that creditors of the Parent or in an insolvency proceeding, the appointed insolvency administrator, may challenge the Note Guarantee, and intercompany obligations generally, as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:

•	avoid or invalidate all or a portion of the Parent’s obligations under its Note Guarantee;

•	direct that holders of the Notes return any amounts paid under the Note Guarantee to the Parent or to a fund for the benefit of the Parent’s creditors; and

•	take other action that is detrimental to you.

If we cannot satisfy our obligations under the Notes and the Note Guarantee is found to be a fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the Notes. In addition, the liability of the Parent under its Note Guarantee will be limited to the amount that will result in the Note Guarantee not constituting a fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability of the Parent and whether a court would give effect to such attempted limitation. Also, there is a possibility that the entire Note Guarantee may be set aside, in which case, the entire liability may be extinguished.

In order to initiate any of these actions under fraudulent transfer or other applicable principles, courts typically may determine that, at the time the Note Guarantee was issued, the Issuers or the Parent:

•	issued such Note Guarantee with the intent or knowledge of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others;

•	issued such Note Guarantee in a situation where a prudent businessman as a shareholder of our company would have contributed equity to our company; or

•

received less than reasonably equivalent value for incurring the debt represented by such Note Guarantee on the basis that such Note Guarantee was incurred for our benefit, and only indirectly the Parent’s benefit, or some other basis and (1) was insolvent or rendered insolvent by reason of the issuance of the Note Guarantee, or subsequently became insolvent for other reasons; (2) was engaged, or about to engage, in a business transaction for which the Parent’s (or the Company’s, as applicable) assets were unreasonably small; or (3) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

Different jurisdictions evaluate insolvency on various criteria, but the Company or the Parent generally may in different jurisdictions be considered insolvent at the time it issued the Note Guarantee if:

•	its liabilities exceed the fair market value of its assets;

•	it cannot pay its debts as and when they become due; and/or

•

the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

We cannot assure you which jurisdictions would assume authority over the Company or the Parent at any point in time in the future, or which standard a court would apply in determining whether any of the Issuers or the Parent was “insolvent” as of the date the Note Guarantee was issued or that, regardless of the method of valuation, a court would not determine that any of the Issuers or the Parent was insolvent on that date, or that a court would not determine, regardless of whether or not any of the Issuers or the Parent was insolvent on the date the Note Guarantee was issued, that payments to holders of the Notes constituted fraudulent transfers on other grounds.

We may not be able to generate sufficient cash to service and repay all of our indebtedness, including the New Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. See “Risk Factors—Risks related to our business operations” included in our annual report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein In the future, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the New Notes. Our business may not generate sufficient cash flow from operations, or future borrowings under our Revolving Credit Agreement or from other sources may not be available to us in an amount sufficient to enable us to repay our indebtedness, including the New Notes, or to fund our other liquidity needs, including our working capital and capital expenditure requirements, and we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, including the New Notes, or reduce or delay capital expenditures, strategic acquisitions, investments and alliances, any of which could have a material adverse effect on our business. We cannot guarantee that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	holders of our debt securities could declare all outstanding principal and interest to be due and payable;

•	the lenders under our Revolving Credit Agreement could terminate their commitments to lend us money;

•	creditors may accelerate obligations owed to them; and

•	we could be forced into bankruptcy or liquidation.

Enforcing your rights as a holder of the New Notes or under the Note Guarantee across multiple jurisdictions may be difficult.

The New Notes will be issued by NXP B.V., which is incorporated under the laws of the Netherlands and NXP Funding LLC and NXP USA, Inc., which are formed under the laws of the state of Delaware in the United States, and guaranteed by the Parent, which is incorporated under the laws of the Netherlands. In the event of bankruptcy, insolvency or a similar event relating to the Issuers or the Parent, proceedings could be initiated in any of these jurisdictions. Your rights under the New Notes and the Note Guarantee will thus be subject to the laws of the Netherlands and the state of Delaware in the United States with respect to the New Notes, and the laws of the Netherlands with respect to the Note Guarantee, and you may not be able to effectively enforce your rights in such bankruptcy, insolvency and other similar proceedings. Moreover, such proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

The New Notes and the Note Guarantee are effectively junior to all of the Issuers’ and the Parent’s secured debt and structurally subordinated to all of the liabilities, including trade payables, of our subsidiaries that have not guaranteed the New Notes.

The Notes and the Note Guarantee will rank equal in right of payment with all of the Issuers’ and the Parent’s existing and future senior indebtedness, but will be effectively junior to all of the Issuers’ and the

Parent’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. The Notes and the Note Guarantee will rank senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes. The indentures governing the Notes will not prohibit the Issuers from incurring additional senior debt or secured debt, nor will it prohibit any of the Company’s subsidiaries from incurring additional liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our other debt will be available to pay obligations in respect of the New Notes only after such secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding.

The Indentures governing the New Notes do not limit our ability to incur additional indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the New Notes.

The Indentures governing the New Notes contain only limited restrictive covenants. The Indentures do not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the New Notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the New Notes.

If we are required to pay any Additional Amounts as a result of certain changes to tax law, we would have the option to redeem the Notes.

If certain changes in the law of any Relevant Taxing Jurisdiction become effective that would impose withholding taxes or other deductions on the payments on one or more series of the Notes or the Note Guarantee, that would require the payment of Additional Amounts, we may redeem such Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of redemption.

There are circumstances other than repayment or discharge of the New Notes under which the Note Guarantee will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, the Note Guarantee may be released without your consent or the consent of the trustee. For instance, the Note Guarantee of a Subsidiary Guarantor will be released in connection with a sale of such Subsidiary Guarantor.

United States civil liabilities may not be enforceable against us.

The Company and the Parent are incorporated under the laws of the Netherlands and substantial portions of our assets are located outside of the United States. In addition, certain members of our board, our officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or the Parent or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. laws. See “Enforcement of Civil Liabilities.”

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities law or securities laws of any State or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or re-litigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure; (iii) recognition and/or enforcement of that judgment does not conflict with the public policy of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands.

Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us, the Parent or members of our board of directors, officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters.

In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the Parent, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. laws brought in a court of competent jurisdiction in the Netherlands against us, the Parent or such members, officers or experts, respectively.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

If we experience a change of control triggering event (as defined in the Indentures governing the New Notes) with respect to a series of Notes, we will be required to make an offer to repurchase such series at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the New Notes and the Note Guarantee—Repurchase of Notes upon a Change of Control Triggering Event.” Similarly, upon the occurrence of a change of control, we will be required to make a change of control offer under the Existing Notes.

If a change of control triggering event under the New Notes or change of control triggering event under the Existing Notes of any series occurs, and a change of control offer is made, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any or all of such New Notes and/or the Existing Notes that might be delivered by holders of the New Notes and/or the Existing Notes seeking to accept the change of control offer and, accordingly, none of the holders of the New Notes and/or the Existing Notes may receive the change of control purchase price for their New Notes and/or Existing Notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the New Notes and/or the Existing Notes the rights, or rights similar to the rights described under “Description of the New Notes and the Note Guarantee—Events of Default.”

Moreover, any change of control would constitute an event of default under our Revolving Credit Agreement. Therefore, upon the occurrence of a change of control, the lenders under our Revolving Credit Agreement would have the right to terminate lending commitments and accelerate their loans, in which case, we would be required to prepay all of our outstanding obligations under our Revolving Credit Agreement.

The provision relating to a change of control may make it more difficult for a potential acquirer to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our debt may not constitute a change of control event under the New Notes, Existing Notes or Revolving Credit Agreement.

Any adverse rating of any series of New Notes or the Existing Notes may cause the trading prices of the Notes to fall.

One or more rating services could potentially lower or withdraw entirely the ratings of any series of New Notes or any series of the Existing Notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a rating will remain constant for any given period of time or that a rating will not be lowered or withdrawn entirely by the rating service if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of the ratings assigned to any series of New Notes or any series of the Existing Notes by one or more of the rating services may adversely affect the cost and terms and conditions of our financing and could adversely affect the trading prices of such New Notes.

Risks Relating to the Business

Our global business operations expose us to international business risks that could adversely affect our business.

If any of the following international business risks were to materialize or become worse, they could have a material adverse effect on our business, financial condition and results of operations:

•

negative economic developments in economies around the world and the instability of governments and international trade arrangements, such as the increase of barriers to international trade including the imposition of tariffs on imports by the United States and China, the withdrawal of the United Kingdom from the European Union, enhanced export controls on certain products and sanctions on certain industry sectors and parties in Russia and the sovereign debt crisis in certain European countries;

•

social and political instability in a number of countries around the world, including continued hostilities and civil unrest in the Middle East and the Ukraine. The instability may have a negative effect on our business, financial condition and operations via our customers and global supply chain and volatility in energy prices and the financial markets;

•	potential terrorist attacks;

•	epidemics and pandemics, such as the coronavirus outbreak, which may adversely affect our workforce, as well as our suppliers and customers;

•	adverse changes in government policies, especially those affecting trade and investment;

•	volatility in foreign currency exchange rates, in particular with respect to the U.S. dollar, and transfer restrictions, in particular in China; and

•	threats that our operations or property could be subject to nationalization and expropriation.

In addition, Russia’s recent invasion of Ukraine has led to sanctions, export controls and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets. Any Russian response could also disrupt commercial and financial transactions. Further, conflict between Ukraine and Russia could adversely impact the global supply chain, disrupt our operations, or negatively impact the demand for our products in our primary end markets. Any such disruption could result in an adverse impact to our financial results.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the New Notes in the Exchange Offers. In consideration for issuing the New Notes in exchange for the Outstanding Notes as described in this prospectus, we will receive notes of equal principal amount. The Outstanding Notes surrendered in exchange for the New Notes will be retired and cancelled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the issuance of the Outstanding Notes, the Issuers and the Guarantors entered into registration rights agreements on (i) June 18, 2019, with respect to the Outstanding 2026 Notes and the Outstanding 2029 Notes; (ii) May 1, 2020, with respect to the Outstanding 2025 Notes, the Outstanding 2027 Notes and the Outstanding 2030 Notes; (iii) May 11, 2021, with respect to the Outstanding 2031 Notes and the Outstanding 2041 Notes; and (iv) November 30, 2021, with respect to the Outstanding 2032 Notes, the Outstanding 2042 Notes and the Outstanding 2051 Notes (collectively, the “Registration Rights Agreements”). The Exchange Offers will permit eligible holders of the Outstanding Notes to exchange their Outstanding Notes for the applicable series of New Notes, which are identical in all material respects to the Outstanding Notes of such series, except that:

•	the New Notes have been registered with the SEC under U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Outstanding Notes of the applicable series;

•	the New Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and

•	the holders of the New Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the Registration Rights Agreements.

Pursuant to the Registration Rights Agreements, the Issuers and the Guarantor agreed that they will, at their expense, for the benefit of the holders of the Outstanding Notes:

•

use commercially reasonable efforts to file a registration statement (“Exchange Offer Registration Statement”) with respect to an offer to exchange each series of Outstanding Notes for the New Notes; and

•

consummate the Exchange Offers on or prior to (i) June 30, 2022, with respect to the Outstanding 2025 Notes, the Outstanding 2026 Notes, the Outstanding 2027 Notes, the Outstanding 2029 Notes, the Outstanding 2030 Notes, the Outstanding 2031 Notes, and the Outstanding 2041 Notes and (ii) November 30, 2022, with respect to the Outstanding 2031 Notes, the Outstanding 2042 Notes and the Outstanding 2051 Notes.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Outstanding Notes in the Exchange Offers made pursuant to the Registration Rights Agreements. Copies of the Registration Rights Agreements are filed as exhibits to the registration statement of which this prospectus is a part.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of the Outstanding Notes in any jurisdiction in which the Exchange Offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offers

We are offering to exchange up to $500,000,000 aggregate principal amount of our New 2025 Notes for a like aggregate principal amount of our Outstanding 2025 Notes, up to $750,000,000 aggregate principal amount of our New 2026 Notes for a like aggregate principal amount of our Outstanding 2026 Notes, up to $500,000 000 aggregate principal amount of our New 2027 Notes for a like aggregate principal amount of our Outstanding 2027 Notes, up to $1,000 000,000 aggregate principal amount of our New 2029 Notes for a like aggregate principal amount of our Outstanding 2029 Notes, up to $1,000,000,000 aggregate principal amount of our New 2030 Notes for a like aggregate principal amount of our Outstanding 2030 Notes, up to $1,000,000,000 aggregate principal amount of our New 2031 Notes for a like aggregate principal amount of our Outstanding 2031 Notes, up to $1,000,000,000 aggregate principal amount of our New 2032 Notes for a like aggregate principal amount of our Outstanding 2032 Notes, up to $1,000,000,000 aggregate principal amount of our New 2041 Notes for a like aggregate principal amount of our Outstanding 2041 Notes, up to $500,000,000 aggregate principal amount of our New 2042 Notes for a like aggregate principal amount of our Outstanding 2042 Notes, and up to $500,000,000 aggregate principal amount of our New 2051 Notes for a like aggregate principal amount of our Outstanding 2051 Notes. The Outstanding Notes of each series must be tendered properly in accordance with the conditions set forth in this prospectus on or prior to the Expiration Date applicable to such series and not withdrawn as permitted below. In exchange for Outstanding 2025 Notes properly tendered and accepted, we will issue a like total principal amount of up to $500,000,000 in New 2025 Notes, in exchange for Outstanding 2026 Notes properly tendered and accepted, we will issue a like total principal amount of up to $750,000,000 in New 2026 Notes, in exchange for Outstanding 2027 Notes properly tendered and accepted, we will issue a like total principal amount of up to $500,000,000 in New 2027 Notes, in exchange for Outstanding 2029 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2029 Notes, in exchange for Outstanding 2030 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2030 Notes, in exchange for Outstanding 2031 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2031 Notes, in exchange for Outstanding 2032 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2032 Notes, in exchange for Outstanding 2041 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2041 Notes, in exchange for Outstanding 2042 Notes properly tendered and accepted, we will issue a like total principal amount of up to $500,000,000 in New 2042 Notes, and in exchange for Outstanding 2051 Notes properly tendered and accepted, we will issue a like total principal amount of up to $500,000,000 in New 2051 Notes.

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Outstanding Notes of each series which are properly tendered on or prior to the Expiration Date applicable to such series and not withdrawn as permitted below. As used herein, the term “Expiration Date” initially means 5:00 p.m., New York City time, on May 12, 2022. We may, however, in our sole discretion, extend the period of time during which the Exchange Offers are open with respect to any series of the Outstanding Notes. The term “Expiration Date” means the latest time and date to which the Exchange Offers are extended with respect to a series.

This prospectus is first being sent on or about April 14, 2022, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange in the Exchange Offers is subject to the conditions described below under the heading “—Conditions to the Exchange Offers.” The Exchange Offers are not conditioned upon holders tendering a minimum principal amount of Outstanding Notes. As of the date of this prospectus, $500,000,000 aggregate principal amount of Outstanding 2025 Notes, $750,000,000 aggregate principal amount of Outstanding 2026 Notes, $500,000,000 aggregate principal amount of Outstanding 2027 Notes, $1,000,000,000 aggregate principal amount of Outstanding 2029 Notes, $1,000,000,000 aggregate principal amount of Outstanding 2030 Notes, $1,000,000,000 aggregate principal amount of Outstanding 2032 Notes, $1,000,000,000 aggregate principal amount of Outstanding 2041 Notes, $500,000,000 aggregate principal amount of Outstanding 2042 Notes and $500,000,000 aggregate principal amount of Outstanding 2051 Notes are outstanding.

Outstanding Notes tendered in the Exchange Offers must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

Holders of the Outstanding Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. If you do not tender your Outstanding Notes or if you tender Outstanding Notes that we do not accept, your Outstanding Notes will remain outstanding. Any Outstanding Notes will be entitled to the benefits of the Indentures but will not be entitled to any further registration rights under the Registration Rights Agreements, except under limited circumstances. Existing transfer restrictions would continue to apply to such Outstanding Notes. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for more information regarding Outstanding Notes outstanding after the Exchange Offers.

After the Expiration Date, we will return to the holder any tendered Outstanding Notes that we did not accept for exchange.

NEITHER WE, OUR BOARDS OF DIRECTORS (OR SIMILAR GOVERNING BODIES), OUR MANAGEMENT NOR THE EXCHANGE AGENT MAKE ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFERS, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the Outstanding Notes of any series;

•

to terminate the Exchange Offer with respect to any series of Outstanding Notes and not accept any Outstanding Notes of one or more series for exchange if we determine that any of the conditions to the Exchange Offers with respect to any series have not occurred or have not been satisfied;

•

to extend the Expiration Date of the Exchange Offers with respect to one or more series and retain all Outstanding Notes of the applicable series tendered in the Exchange Offers other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the Exchange Offers with respect to one or more series in any manner.

If we materially amend the Exchange Offers with respect to one or more series, we will as promptly as practicable distribute a prospectus supplement to the holders of the Outstanding Notes of the applicable series disclosing the change and extend the Exchange Offers of the applicable series.

If we exercise any of the rights listed above, we will as promptly as practicable give written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled Expiration Date with respect to the applicable series.

Acceptance of Outstanding Notes for Exchange and Issuance of New Notes

Upon satisfaction or waiver of all of the conditions of the Exchange Offer of a particular series, as promptly as practicable after the Expiration Date, we will accept all Outstanding Notes of any series validly tendered and not properly withdrawn, and we will issue New Notes of the applicable series registered under the Securities Act to the exchange agent. The exchange agent might not deliver the New Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged Outstanding Notes of any series validly tendered and not withdrawn when we give written notice to the exchange agent of our acceptance of the tendered Outstanding Notes of any series. The exchange agent is our agent for receiving tenders of Outstanding Notes, letters of transmittal and related documents.

In tendering Outstanding Notes, you must warrant in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes;

•	we will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the Outstanding Notes.

The holder of each Outstanding Note accepted for exchange will receive a New Note in the amount equal to the surrendered Outstanding Note. Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offers will receive interest accruing from the later of the date of issuance and the most recent date to which interest has been paid on the Outstanding Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Outstanding Notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the Exchange Offers.

If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder (or, in the case of Outstanding Notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the Exchange Offers).

Procedures for Tendering Outstanding Notes

To participate in the Exchange Offers, you must properly tender your Outstanding Notes to the exchange agent as described below. We will only issue New Notes in exchange for Outstanding Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should follow carefully the instructions on how to tender your Outstanding Notes. It is your responsibility to properly tender your Outstanding Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your Outstanding Notes, please call the exchange agent whose address and phone number are described in this prospectus.

All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Outstanding Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the Exchange Offers promptly after the commencement of the Exchange Offers, and DTC participants may electronically transmit their acceptance of the Exchange Offers by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of this prospectus.

There is no procedure for guaranteed late delivery of the Outstanding Notes.

If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Outstanding Notes. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. A tender of Outstanding Notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the Exchange Offer with respect to any series of notes; and

•	to waive any condition or irregularity in the tender of Outstanding Notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any endorsement, bond power, power of attorney, or any other document required by the Exchange Offers is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Resales of New Notes

Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the Exchange Offers, we believe that a holder of New Notes, other than a broker-dealer, may offer New Notes for resale, resell and otherwise transfer the New Notes without delivering a prospectus to prospective purchasers, if the holder acquired the New Notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the New Notes and is not an “affiliate” (as defined under the Securities Act) of the Issuers. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on these Exchange Offers as it did in interpretive letters to other parties in similar transactions.

By tendering Outstanding Notes, the holder, other than participating broker-dealers, as defined below, of those Outstanding Notes is deemed to represent to us that, among other things:

•	the New Notes acquired in the Exchange Offers are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder;

•

at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•	neither the holder nor any other person receiving the New Notes is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuers.

If any holder or any such other person is an “affiliate” of the Issuers or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the New Notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offers. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired Outstanding Notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of New Notes received in exchange for the Outstanding Notes pursuant to the Exchange Offers. We have agreed that, during the period ending 180 days after the consummation of the respective Exchange Offers, subject to extension in limited circumstances, we will use all commercially reasonable efforts to keep the Exchange Offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offers.

Withdrawal Rights

You can withdraw tenders of Outstanding Notes of any series at any time prior to 5:00 p.m., New York City time, on the Expiration Date with respect to such series.

For a withdrawal to be effective, you must either deliver a written notice of withdrawal to the exchange agent, or submit a withdrawal request through ATOP in accordance with ATOP procedures. The notice of withdrawal must:

•	specify the name of the person tendering the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the total principal amount of Outstanding Notes to be withdrawn;

•	where certificates for Outstanding Notes are transmitted, list the name of the registered holder of the Outstanding Notes if different from the person withdrawing the Outstanding Notes;

•	contain a statement that the holder is withdrawing his election to have the Outstanding Notes exchanged; and

•	be accompanied by documents of transfer to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes in the name of the person withdrawing the tender.

The notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, Outstanding Notes properly withdrawn may again be tendered at any time on or prior to the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.

In the case of Outstanding Notes tendered by book-entry transfer through DTC, the Outstanding Notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn Outstanding Notes will be returned to the holder after withdrawal. The Outstanding Notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Properly withdrawn Outstanding Notes may again be tendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

Conditions to the Exchange Offers

Notwithstanding any other provision of the Exchange Offers, we are not required to accept for exchange, or to issue New Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offers with respect to any series of notes, if at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date, we determine that such Exchange Offer violates applicable law or SEC policy.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the Exchange Offers with respect to any series, the prospectus will be amended or supplemented, and the Exchange Offers extended with respect to any series, if appropriate, as described under “—Terms of the Exchange Offers.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), we will not accept for exchange any Outstanding Notes of the applicable series tendered, and no New Notes will be issued in exchange for any such Outstanding Notes.

If we terminate or suspend the Exchange Offers with respect to any series (i) based on a determination that such Exchange Offer violates applicable law or is prohibited by the SEC or applicable interpretations of the SEC staff or (ii) upon receipt of a written request from any initial purchaser representing that it holds registrable securities that are or were ineligible to be exchanged in the Exchange Offer, the Registration Rights Agreements require that we, at our own cost, use our commercially reasonable efforts to cause a shelf registration statement covering the resale of the Outstanding Notes of such series to be filed and declared effective by the SEC.

Exchange Agent

We appointed Deutsche Bank Trust Company Americas as exchange agent for the Exchange Offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus to the exchange agent at the address and phone number as follows:

By registered or certified mail, hand delivery or overnight courier:

Deutsche Bank Trust Company Americas

C/O DB Services Americas, Inc.

Transfer Operations

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

or by email at transfer.operations@db.com

For information call:

1-800-735-7777 Opt 2

or by email at transfer.operations@db.com

If you deliver any other documents to an address other than those listed above, your tender is invalid.

Fees and Expenses

The Registration Rights Agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the New Notes and the conduct of the Exchange Offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the Exchange Offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Outstanding Notes pursuant to the Exchange Offers.

Transfer Taxes

Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes issued in the Exchange Offers are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offers, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with their tender, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the Exchange Offers.

Consequences of Failure to Exchange Outstanding Notes

Holders who desire to tender their Outstanding Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor the Issuers is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offers, continue to be subject to the provisions in the applicable Indenture regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering memorandum relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws.

Upon completion of the Exchange Offers, holders of the Outstanding Notes will not be entitled to any further registration rights under the Registration Rights Agreements, except under limited circumstances. Holders of the New Notes and any Outstanding Notes of the applicable series which remain outstanding after consummation of the Exchange Offers will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable Indenture.

Consequences of Exchanging Outstanding Notes

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by holders after the Exchange Offers other than by any holder who is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such New Notes are acquired in the ordinary course of such holder’s business; and

•

such holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the New Notes. However, the SEC has not considered the Exchange Offers in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in such other circumstances. Each holder, other than a broker-dealer, by tendering Outstanding Notes in the Exchange Offers, is deemed to represent and must furnish a written representation, at our request, that:

•	it is acquiring the New Notes in the ordinary course of its business;

•

at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•	it is not an affiliate of the Issuers.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must acknowledge that such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver or make available a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offers.

DESCRIPTION OF THE NEW NOTES AND THE NOTE GUARANTEE

The Issuers will issue up to (i) $500.0 million 2.700% senior notes due 2025 (the “New 2025 Notes”), (ii) $750.0 million 3.875% senior notes due 2026 (the “New 2026 Notes”), (iii) $500.0 million 3.150% senior notes due 2027 (the “New 2027 Notes”), (iv) $1,000.0 million 4.300% senior notes due 2029 (the “New 2029 Notes”), (v) $1,000.0 million 3.400% senior notes due 2030 (the “New 2030 Notes”), (vi) $1,000.0 million 2.500% senior notes due 2031 (the “New 2031 Notes”), (vii) $1,000.0 million 2.650% senior notes due 2032 (the “New 2032 Notes”), (viii) $1,000.0 million 3.250% senior notes due 2041 (the “New 2041 Notes”), (ix) $500.0 million 3.125% senior notes due 2042 (the “New 2042 Notes”) and (x) $500.0 million 3.250% senior notes due 2051 (the “New 2051 Notes”, together with the New 2025 Notes, the New 2026 Notes, the New 2027 Notes, the New 2029 Notes, the New 2030 Notes, the New 2031 Notes, the New 2032 Notes, the New 2041 Notes, and the New 2042 Notes, the “New Notes”).

Each series of New Notes will be jointly and severally issued by NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”), NXP USA, Inc. (“NXP USA” and together with the Company and NXP Funding, the “Issuers”).

In this Description of the New Notes and the Note Guarantee, the Company refers only to NXP B.V., and any successor obligor to NXP B.V. on the New Notes, and not to any of its subsidiaries, including NXP Funding or NXP USA. NXP Funding is a Wholly Owned Subsidiary of the Company that has been organized as a limited liability company in Delaware as a special purpose finance subsidiary to facilitate the offering of debt securities of the Company. NXP Funding will not have any assets or revenues. Accordingly, you should not expect NXP Funding to participate in servicing the principal and interest obligations on the New Notes.

The Issuers will issue the New 2026 Notes and the New 2029 Notes under the indenture, dated as of June 18, 2019 (the “2026/2029 Indenture”) among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee. The Issuers will issue the New 2025 Notes, the New 2027 Notes and the New 2030 Notes under the indenture, dated as of May 1, 2020 (the “2025/2027/2030 Indenture”) among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee. The Issuers will issue the New 2031 Notes and the New 2041 Notes under the indenture, dated as of May 11, 2021 (the “2031/2041 Indenture”) among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee. The Issuers will issue the New 2032 Notes, the New 2042 Notes and the New 2051 Notes under the indenture, dated as of November 30, 2021 (the “2032/2041/2051 Indenture”, together with the 2026/2029 Indenture, the 2025/2027/2030 Indenture, and the 2032/2041/2051 Indenture, the “Indentures”) among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

The following is a summary of the material provisions of the Indentures. Because this is a summary, it may not contain all the information that is important to you. You should read the Indentures in their entirety. Copies of the Indentures are available at the Company’s address as described under “General Information—Legal Information.” You can find the definitions of certain terms used in this description under “—Certain Definitions.”

The terms of the New Notes will include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

References to the “Outstanding 2025 Notes,” the “Outstanding 2026 Notes,” the “Outstanding 2027 Notes,” the “Outstanding 2029 Notes,” the “Outstanding 2030 Notes,” the “Outstanding 2031 Notes,” the “Outstanding 2032 Notes,” the “Outstanding 2041 Notes,” the “Outstanding 2042 Notes,” or the “Outstanding 2051 Notes,” refer to the notes in exchange for which the New Notes are being offered and collectively are referred to as the “Outstanding Notes.” References to the “2025 Notes” refer to the Outstanding 2025 Notes and the New 2025 Notes, collectively. References to the “2026 Notes” refer to the Outstanding 2026 Notes and the New 2026 Notes, collectively. References to the “2027 Notes” refer to the Outstanding 2027 Notes and the New 2027 Notes, collectively. References to the “2029 Notes” refer to the Outstanding 2029 Notes and the New 2029 Notes, collectively. References to the “2030 Notes” refer to the Outstanding 2030 Notes and the New 2030 Notes, collectively. References to the “2031 Notes” refer to the Outstanding 2031 Notes and the New 2031 Notes, collectively. References to the “2032 Notes” refer to the Outstanding 2032 Notes and the New 2032 Notes, collectively. References to the “2041 Notes” refer to the Outstanding 2041 Notes and the New 2041 Notes, collectively. References to the “2042 Notes” refer to the Outstanding 2042 Notes and the New 2042 Notes, collectively. References to the “2051 Notes” refer to the Outstanding 2051 Notes and the New 2051 Notes, collectively. Any Outstanding Notes of a series that remain outstanding after the completion of the Exchange Offers, together with the New Notes of such series issued in the Exchange Offers, will be treated as a single class of securities under the applicable Indenture and are referred to in this section as a “series” of notes.

Brief Description of the New Notes and the Note Guarantee

The New Notes:

•	are senior unsecured obligations of the Issuers;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuers;

•

are effectively junior to any future secured obligations of the Issuers, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future;

•	are structurally subordinated to the liabilities of the Issuers’ respective Subsidiaries which do not guarantee the New Notes; and

•	are unconditionally guaranteed on a senior unsecured basis by the Guarantor.

Principal, Maturity and Interest

The New Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of holders of beneficial interests in the New Notes (the “Holders”) to receive the payments on such New Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any New Notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The New 2025 Notes will be issued in an aggregate principal amount of up to $500 million. The New 2026 Notes will be issued in an aggregate principal amount of up to $750 million. The New 2027 Notes will be issued in an aggregate principal amount of up to $500 million. The New 2029 Notes will be issued in an aggregate principal amount of up to $1,000 million. The New 2030 Notes will be issued in an aggregate principal amount of up to $1,000 million. The New 2031 Notes will be issued in an aggregate principal amount of up to $1,000 million. The New 2032 Notes will be issued in an aggregate principal amount of up to $1,000 million. The New 2041 Notes will be issued in an aggregate principal amount of up to $1,000 million. The New 2042 Notes will be issued in an aggregate principal amount of up to $500 million. The New 2051 Notes will be issued in an aggregate principal amount of up to $500 million. The New 2025 Notes will mature on May 1, 2025. The New 2026 Notes will mature on June 18, 2026. The New 2027 Notes will mature on May 1, 2027. The New 2029 Notes will mature on June 18, 2029. The New 2030 Notes will mature on May 1, 2030. The New 2031 Notes will mature on May 11, 2031. The New 2032 Notes will mature on February 15, 2032. The New 2041 Notes will mature on May 11, 2041. The New 2042 Notes will mature on February 15, 2042. The New 2051 Notes will mature on November 30, 2051.

Interest on the New 2032 Notes and the New 2042 Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2022. Interest on the New 2051 Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on May 30 and November 30 of each year, beginning on May 30, 2022. Interest on the New 2026 Notes and the New 2029 Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on June 18 and December 18 of each year, beginning on June 18, 2022. Interest on the New 2025 Notes, the New 2027 Notes and the New 2030 Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2022. Interest on the New 2031 notes and the New 2041 Notes will be payable semi-annually on May 11 and November 11 of each year, beginning on November 11, 2022. Interest on the New Notes will accrue from the most recent date to which interest has been paid on the corresponding series of Outstanding Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

Additional Notes

The Issuers may, without the consent of the Holders, increase the principal amount of Notes by issuing additional Notes of any series (“Additional Notes”) in the future on the same terms and conditions as the Outstanding Notes and the New Notes of such series, except for any differences in the issue price, the interest (whether accrued prior to the issue date of the Additional Notes or otherwise) or the maturity. The Additional Notes will have the same CUSIP number as the Outstanding Notes or the New Notes of such series depending on whether the issuance thereof has been registered under the Securities Act, provided that any Additional Notes that are not fungible with the Outstanding Notes and the New Notes of such series for U.S. federal income tax purposes will be issued under a separate CUSIP number.

Methods of Receiving Payments on the New Notes

Principal, premium, if any, interest and Additional Amounts (as defined below), if any, on the Notes of each series in registered, global form without interest coupons (collectively, the “Global Notes”) will be payable at the specified office or agency of one or more Paying Agents (as defined herein), provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, interest and Additional Amounts, if any, on any certificated securities (“Definitive Registered Notes”) will be payable at the specified office or agency of the Paying Agent in the Borough of Manhattan, City of New York maintained for such purposes. In addition, interest on the Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes. See “—Paying Agent and Registrar for the New Notes.”

Paying Agent and Registrar for the New Notes

The Issuers maintain a paying agent (the “Paying Agent”) for the Notes in the Borough of Manhattan, City of New York. The Paying Agent for the New Notes will be Deutsche Bank Trust Company Americas.

The Issuers also maintain a registrar (the “Registrar”) and a transfer agent (the “Transfer Agent”) in the Borough of Manhattan, City of New York. The Registrar and the Transfer Agent maintain a register reflecting the ownership of the Definitive Registered Notes outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Issuers. The Transfer Agent shall perform the functions of a transfer agent. The Registrar and the Transfer Agent for the New Notes will be Deutsche Bank Trust Company Americas.

The Issuers may change any Paying Agent, Registrar or Transfer Agent for any series of Notes without prior notice to the Holders. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar in respect of any series of Notes.

Transfer and Exchange

A holder may transfer or exchange the Notes of any series in accordance with the provisions of the applicable Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The obligations of the Issuers pursuant to the New Notes, including any payment obligation resulting from a Change of Control Triggering Event, will be guaranteed (the “Note Guarantee”) on a senior unsecured basis by the Parent.

Substantially all the operations of the Company are conducted through its Subsidiaries and joint ventures. Except for NXP USA, Inc., such Subsidiaries of the Company and joint ventures have not guaranteed the New Notes. Claims of creditors of Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by Subsidiaries, and claims of preferred and minority stockholders (if any) of Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of Subsidiaries and joint ventures over the claims of creditors of the Company, including Holders. The New Notes and the Note Guarantee therefore will be structurally or effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Company and joint ventures.

Optional Redemption

Except as set forth in the two next paragraphs and under the provision described under “—Redemption for Taxation Reasons,” the Notes are not redeemable at the option of the Issuers.

Optional Redemption for the 2025 Notes

At any time prior to April 1, 2025 (the date one month prior to the maturity date of the 2025 Notes), the Issuers may redeem the 2025 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2025 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes being redeemed that would be due if the 2025 Notes matured on April 1, 2025 (the date one month prior to the maturity date of the 2025 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus, in each case, unpaid interest on the 2025 Notes being redeemed accrued to, but excluding, the redemption date.

On or after April 1, 2025 (the date one month prior to the maturity date of the 2025 Notes), the 2025 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed plus unpaid interest on the 2025 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2026 Notes

At any time prior to April 18, 2026 (the date two months prior to the maturity date of the 2026 Notes), the Issuers may redeem the 2026 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2026 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 Notes being redeemed that would be due if the 2026 Notes matured on April 18, 2026 (the date two months prior to the maturity date of the 2026 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, unpaid interest on the 2026 Notes being redeemed accrued to, but excluding, the redemption date.

On or after April 18, 2026 (the date two months prior to the maturity date of the 2026 Notes), the 2026 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2026 Notes being redeemed plus unpaid interest on the 20 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2027 Notes

At any time prior to March 1, 2027 (the date two months prior to the maturity date of the 2027 Notes), the Issuers may redeem the 2027 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2027 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes being redeemed that would be due if the 2027 Notes matured on March 1, 2027 (the date two months prior to the maturity date of the 2027 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus, in each case, unpaid interest on the 2027 Notes being redeemed accrued to, but excluding, the redemption date.

On or after March 1, 2027 (the date two months prior to the maturity date of the 2027 Notes), the 2027 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed plus unpaid interest on the 2027 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2029 Notes

At any time prior to March 18, 2029 (the date three months prior to the maturity date of the 2029 Notes), the Issuers may redeem the 2029 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2029 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes being redeemed that would be due if the 2029 Notes matured on March 18, 2029 (the date three months prior to the maturity date of the 2029 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, unpaid interest on the 2029 Notes being redeemed accrued to, but excluding, the redemption date.

On or after March 18, 2029 (the date three months prior to the maturity date of the 2029 Notes), the 2029 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus unpaid interest on the 2029 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2030 Notes

At any time prior to February 1, 2030 (the date three months prior to the maturity date of the 2030 Notes), the Issuers may redeem the 2030 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2030 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes being redeemed that would be due if the 2030 Notes matured on February 1, 2030 (the date three months prior to the maturity date of the 2030 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in each case, unpaid interest on the 2030 Notes being redeemed accrued to, but excluding, the redemption date.

On or after February 1, 2030 (the date three months prior to the maturity date of the 2030 Notes), the 2030 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus unpaid interest on the 2030 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2031 Notes

At any time prior to February 11, 2031 (the date three months prior to the maturity date of the 2031 Notes), the Issuers may redeem the 2031 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2031 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 20 Notes being redeemed that would be due if the 2031 Notes matured on February 11, 2031 (the date three months prior to the maturity date of the 2031 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, unpaid interest on the 2031 Notes being redeemed accrued to, but excluding, the redemption date.

On or after February 11, 2031 (the date three months prior to the maturity date of the 2031 Notes), the 2031 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus unpaid interest on the 2031 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2032 Notes

At any time prior to November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), the Issuers may redeem the 2032 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2032 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 Notes being redeemed that would be due if the 2032 Notes matured on November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the 2032 Notes being redeemed accrued to, but excluding, the redemption date.

On or after November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), the 2032 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed plus unpaid interest on the 2032 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2041 Notes

At any time prior to November 11, 2040 (the date six months prior to the maturity date of the 2041 Notes), the Issuers may redeem the 2041 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•

100% of the principal amount of the 2041 Notes being redeemed, and the sum of the present values of the remaining scheduled payments of principal and interest on the 2041 Notes being redeemed that would be due if the 2041 Notes matured on November 11, 2040 (the date six months prior to the maturity date of the 2041 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the 2041 Notes being redeemed accrued to, but excluding, the redemption date.

On or after November 11, 2040 (the date six months prior to the maturity date of the 2041 Notes), the 2041 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2041 Notes being redeemed plus unpaid interest on the 2041 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2042 Notes

At any time prior to August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), the Issuers may redeem the 2042 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2042 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2042 Notes being redeemed that would be due if the 2042 Notes matured on August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the 2042 Notes being redeemed accrued to, but excluding, the redemption date.

On or after August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), the 2042 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2042 Notes being redeemed plus unpaid interest on the 2042 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Optional Redemption for the 2051 Notes

At any time prior to May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), the Issuers may redeem the 2051 Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2051 Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2051 Notes being redeemed that would be due if the 2051 Notes matured on May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the 2051 Notes being redeemed accrued to, but excluding, the redemption date.

On or after May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), the 2051 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2051 Notes being redeemed plus unpaid interest on the 2051 Notes being redeemed accrued to, but excluding, the redemption date.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest to, but excluding, the redemption date, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Repurchase of Notes upon a Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Selection and Notice

If less than all of the Notes of a series are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes of such series for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes of such series are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes of such series are not so listed or such exchange prescribes no method of selection and the Notes of such series are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this paragraph.

If any Note of a series is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the redemption price is not paid on the redemption date.

Redemption for Taxation Reasons

The Issuers, the Parent or a successor to an Issuer or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see “—Withholding Taxes”), if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if an Issuer, the Parent or a successor to an Issuer or the Parent (each, a “Payor”) determines in good faith that, as a result of:

(1)	any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or

(2)

any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, the Parent or a successor to an Issuer or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described under “—Selection and Notice.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

Withholding Taxes

All payments made by or on behalf of a Payor on the Notes or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	the Netherlands, the United States or any political subdivision or Governmental Authority thereof or therein having power to tax;

(2)

any jurisdiction from or through which payment on any such Note or Note Guarantee is made by the relevant Payor or its agents, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(3)

any other jurisdiction in which the Payor is incorporated or organized, engaged in business for tax purposes, a resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to any Note or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or the Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)	in the case of a Holder that is a U.S. Person (as defined below), any Taxes imposed by the United States or a political subdivision thereof;

(2)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(3)

any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal, premium, if any or interest on the Notes;

(5)	any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes;

(6)

any Taxes imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

(7)

any Taxes imposed by reason of a Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company, in each case as defined for U.S. federal income tax purposes, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(8)

any Taxes imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) of the Issuers or (2) a controlled foreign corporation that is related to the Issuers within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s status as described in clauses (1) through (3) of this sub-clause (8);

(9)

any Taxes imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement);

(10)	any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required for payment) within 15 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (10) inclusive above.

As used in this section “—Withholding Taxes,” “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, a partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor, and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or the applicable Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in any of the Indentures, the Note Guarantee or this “Description of the New Notes and the Note Guarantee” there is mentioned, in any context:

(12)	the payment of principal,

(13)	purchase prices in connection with a purchase of Notes,

(14)	interest, or

(15)	any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payors will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, that arise in any Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, any of the Indentures or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes), and the Payors agree to indemnify the Holders for any such taxes paid by such Holders.

The foregoing obligations of this “Withholding Taxes” section will survive any termination, defeasance or discharge of the applicable Indenture and will apply mutatis mutandis to any subsequent Relevant Taxing Jurisdiction.

U.S. Federal Income Tax Treatment of NXP Funding

NXP Funding may not hold any material assets, become liable for any material obligations or engage in any business activities, provided that it may be a co-obligor or guarantor with respect to the Notes or any other Indebtedness issued by the Company or a Guarantor, and may engage in any activities directly related thereto or necessary in connection therewith. NXP Funding is treated as a disregarded entity of the Company for U.S. federal income tax purposes, and for so long as any of the Notes remain outstanding, the Issuers will not take any action that is inconsistent with NXP Funding being treated as a disregarded entity of the Company for U.S. federal income tax purposes.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 60 days following a Change of Control Triggering Event with respect to a series of Notes, unless the Issuers have exercised their right to redeem all of the Notes of such series as described under “—Optional Redemption,” the Issuers will make an Offer to Purchase all of the outstanding Notes of such series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The Offer to Purchase will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

A Holder may tender all or any portion of its Notes of the applicable series of Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the U.S. Exchange Act and any other securities laws or regulations (or rules of any exchange on which the Notes are then listed) in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations (or exchange rules) conflict with the provisions of an Indenture, the Issuers will comply with the applicable securities laws and regulations (or exchange rules) and will not be deemed to have breached their obligations, or require a repurchase of the Notes, under the Change of Control provisions of the applicable Indenture by virtue of the conflict.

The Issuers will not be required to make an Offer to Purchase following a Change of Control Triggering Event with respect to a series of Notes if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable Indenture applicable to an Offer to Purchase made by the Company and purchases all such Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the applicable Indenture as described under “—Optional Redemption.” Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of the applicable Change of Control or the Change of Control Triggering Event.

Other indebtedness to which the Issuers or the Company’s Subsidiaries are or may in the future be subject may provide for change of control provisions requiring such indebtedness to be repurchased upon a change of control. See “Description of Other Indebtedness” elsewhere in this prospectus. If the exercise by the Holders of their right to require the Issuers to repurchase the Notes of a series upon a Change of Control Triggering Event occurred at the same time as a change of control event under one or more of the other debt agreements to which the Issuers or the Company’s Subsidiaries are or may in the future be subject to, the Issuers’ ability to pay cash to the Holders upon a repurchase may be further limited by the Issuers’ then-existing financial resources. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to fulfill our repurchase obligations in the event of a change of control.”

There is no precise established definition of the phrase “substantially all,” as used with respect to the assets of the Issuers in the definition of “Change of Control,” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person, in which case a Holder’s ability to obtain the benefit of these provisions could be unclear.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company. As of the date hereof, the Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the applicable Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur certain types of additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—Limitations on Sale and Lease-Back Transactions.” Such restrictions can be waived only with the consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding. Except for the limitations contained in such covenants, however, the applicable Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The provisions under each Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series.

Certain Covenants

Principal and Interest

The Issuers covenant to pay the principal of and interest on the Notes when due and in the manner that is provided in each Indenture.

Merger and Consolidation

The Company

The Company will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1)

either (x) the Company will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against certain Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and the Indentures (any such Person under (x) or (y), a “Successor Company”);

(2)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

the Company shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with the Indentures and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of clause (2) above.

The restriction in clause (3) of the first paragraph above shall not be applicable to:

(a)

the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, an Affiliate of the Company, if an Officer or the Company’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Company’s jurisdiction of incorporation or convert the Company’s form of organization to another form; or

(b)

the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, the Parent or a single Wholly Owned Subsidiary of the Company in accordance with applicable law, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Company will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the Indentures, the Successor Company (if other than the Company) will succeed to, and be substituted for the Company and may exercise every right and power under the Indentures and the Notes with the same effect as if such Successor Company had been named in the Company’s place in the Indentures, and the Company will be released from all its obligations and covenants under the Indentures and the Notes.

NXP Funding

NXP Funding may not consolidate with, merge with or into any Person or permit any Person to merge with or into NXP Funding unless either (x) NXP Funding will be the surviving Person of any such consolidation or merger or (y) concurrently therewith, a Subsidiary of the Company that is a limited liability company or corporation organized under the laws of the United States of America, any state thereof or the District of Columbia (which may be NXP Funding or the continuing Person as a result of such transaction) expressly assumes all the obligations of NXP Funding under the Notes and the Indentures.

Upon the consummation of any transaction effected in accordance with (y) in the immediately preceding paragraph, the resulting surviving NXP Funding will succeed to, and be substituted for, NXP Funding and may exercise every right and power under the Indentures and the Notes with the same effect as if such successor Person had been named in NXP Funding’s place in the Indentures, and NXP Funding will be released from all its obligations and covenants under the Indentures and the Notes.

Any such surviving or transferee Person must be a disregarded entity for U.S. federal income tax purposes, which is either a direct Wholly Owned Subsidiary of the Company, or held through one or more Subsidiaries of the Company that are treated as disregarded entities for U.S. federal income tax purposes.

NXP USA

NXP USA may not:

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into NXP USA,

unless:

(a)	the other Person is the Parent, the Company or NXP Funding (or becomes a Subsidiary Guarantor concurrently with the transaction); or

(b)

(1) either (x) NXP USA is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of NXP USA under the Notes; and (2) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or

(c)

the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of NXP USA or the sale or disposition of all or substantially all the assets of NXP USA otherwise permitted by the Indentures.

NXP USA’s obligations with respect to a series of Notes will terminate and release:

(1)

upon a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of NXP USA or of a Person who holds all of the Capital Stock of NXP USA, such that NXP USA does not remain a Subsidiary, or the sale or disposition of all or substantially all of the assets of NXP USA, in each case, as otherwise permitted by the Indentures;

(2)	upon defeasance or discharge of the Notes of such series, as provided in the provisions described under “—Defeasance” and “—Satisfaction and Discharge;”

(3)

at the option of the Issuers, so long as no Event of Default has occurred and is continuing with respect to such series of Notes, once NXP USA is unconditionally released from its liability with respect to (i) the Revolving Credit Agreement and (ii) the Existing Notes.

Guarantor

The Parent

The Parent will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1)

either (x) the Parent will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against certain Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Parent under the Notes and the Indentures (any such Person under (x) or (y), a “Successor Parent”);

(2)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Parent or any Subsidiary of the Successor Parent as a result of such transaction as having been Incurred by the Successor Parent or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

the Parent shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with the Indentures and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Parent (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of clause (2) above.

The restriction in clause (3) of the first paragraph above shall not be applicable to:

(a)

the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets to, an Affiliate of the Parent, if an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation or convert the Parent’s form of organization to another form; or

(b)

the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets to, a single Wholly Owned Subsidiary of the Parent, including, but not limited to, the Company, in accordance with applicable law; or

(c)

the consolidation with or merger with or into the Parent, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets, if (i) an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation, (ii) such transaction does not constitute a Change of Control, (iii) such transaction complies with clauses (1) and (2) in the first paragraph above, and (iv) a Successor Parent expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Parent under the Notes and the Indentures, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Parent will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

Further, whether or not a merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets occurs, the Parent may effect a transaction or series of related transactions that is principally to change the Parent’s jurisdiction of incorporation and any successor entity in such transaction shall be substituted for the Parent, so long as such transaction does not constitute a Change of Control and such transaction complies with clauses (1) and (2) in the first paragraph above and (i)-(iv) in paragraph (C) above.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets or change of jurisdiction transaction as described in the immediately preceding paragraph occurs in accordance with the Indentures, the Successor Parent (if other than the Parent) will succeed to, and be substituted for the Parent and may exercise every right and power under the Indentures and the Notes with the same effect as if such Successor Parent had been named in the Parent’s place in the Indentures, and the Parent will be released from all its obligations and covenants under the Indentures and the Notes.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the Notes. These covenants do not limit the Issuers’ ability to Incur Indebtedness.

Limitations on Liens

The Indentures provide that, so long as any Notes of a series are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, issue or assume any Indebtedness if such Indebtedness is secured by a Lien, other than a Permitted Lien, upon any Principal Property of the Company and NXP Funding or any Significant Subsidiary without:

(1)

at the same time providing that the Notes of such series and the obligations under the Indentures with respect to such series are directly, equally and ratably secured with (or prior to, in the case of Liens with respect to Subordinated Indebtedness) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; or

(2)	providing such other Lien for the Notes of such series and the obligations under the Indentures as may be approved by a majority in aggregate principal amount of Holders of Notes of such series.

Limitations on Sale and Leaseback Transactions

The Indentures provide that, so long as any Notes of a series thereunder are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1)

the Company or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Liens with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such series pursuant to the covenant “—Negative Covenants—Limitations on Liens” described above;

(2)

the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale and Leaseback Transaction to (i) the purchase, construction, development or acquisition of another Principal Property or (ii) the repayment of (x) any series of Notes,

(3)

Indebtedness of the Company and NXP Funding that ranks equally with, or is senior to, the Notes or (z) any Indebtedness of one or more Significant Subsidiaries; provided, in each case, that in lieu of applying such amount to such retirement, we may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to us;

(4)	such Sale and Leaseback Transaction was entered into prior to the Issue Date;

(5)

such Sale and Leaseback Transaction involves a lease for not more than three years (or which may be terminated by the Company or a Significant Subsidiary within a period of not more than three years); or

(6)	such Sale and Leaseback Transaction with respect to any Principal Property was between only the Parent and a Subsidiary of the Parent or only between Subsidiaries of the Parent.

Events of Default

Each of the following is an Event of Default under the applicable Indenture:

(1)

default in any payment of interest or Additional Amounts, if any, on any applicable Note when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2)

default in the payment of the principal amount of, or premium, if any, on any Note issued under the applicable Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3)

failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes of an applicable series with any of the Issuers’ or the Parent’s obligations under the covenants described under “—Certain Covenants” above (in each case, other than an Event of Default as described in clause (1) or (2) above);

(4)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by the Company, NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company, NXP Funding or a Significant Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date hereof and:

(a)	is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration (the “cross acceleration provision”),

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates to €200 million or more;

(5)	certain events of bankruptcy, insolvency or court protection of any of the Parent, the Company, NXP Funding or a Significant Subsidiary (the “bankruptcy provisions”);

(6)	failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable (the “judgment default provision”); and

(7)

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the applicable Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the applicable Indenture.

However, a default under clauses (3), (4) or (6) of this paragraph will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes of such series notify the Issuers and the Trustee (as applicable) of the default and, with respect to clauses (3), (4), and (6) the Issuers do not cure such default within the time specified in clauses (3), (4) or (6), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by notice to any Issuer or the Holders of a series of Notes of at least 30% in principal aggregate amount of the outstanding Notes of the applicable series of Notes by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes of such series because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on such Notes that became due solely because of the acceleration of such Notes, have been cured or waived.

If an Event of Default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series of Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the outstanding Notes of a series of Notes under the applicable Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Amounts, if any) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the provisions of the applicable Indentures relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the applicable Indenture or the Notes of a series unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)

the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series of Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or to exercise any trust or power conferred on the Trustee. The Indentures provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under an Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Each Indenture provides that if a Default or Event of Default with respect to a series of Notes occurs and is continuing and the Trustee is informed of such occurrence by any Issuer, the Trustee must give notice of the Default or Event of Default to the Holders of the applicable series within 60 days after being notified by any Issuer. Except in the case of a Default or Event of Default in the payment of principal of, or premium, if any, or interest on any Note of an applicable series, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders of such series.

The Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents with respect to a series of Notes may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, without the consent of Holders holding not less than 100% (or, in the case of clauses (7) and (10), 90%, and in the case of clause (8), 75%) of the then outstanding aggregate principal amount of the applicable series of Notes, an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3)	reduce the principal of or extend the Stated Maturity of any such Note;

(4)	reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under “—Optional Redemption”;

(5)	make any such Note payable in money other than that stated in such Note;

(6)

impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7)

make any change in the provision of an applicable Indenture described under “—Withholding Taxes” that adversely affects the right of any Holder of Notes in any material respect or amend the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(8)	release NXP USA from all obligations with respect to the Notes, other than pursuant to the terms of the applicable Indenture;

(9)

waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the applicable series of Notes and a waiver of the payment default that resulted from such acceleration); or

(10)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Issuers, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)	cure any ambiguity, omission, defect, error or inconsistency, conform any provision to this “Description of the New Notes and the Note Guarantee”, or reduce the minimum denomination of the Notes;

(2)	provide for the assumption by a Successor Company or a Successor Parent of the obligations of the Issuers under any Note Document, as permitted by the applicable Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for U.S. federal income tax purposes);

(4)	add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuers;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)

at the Issuers’ election, comply with any requirement of the SEC in connection with the qualification of the applicable Indenture under the Trust Indenture Act of 1939, if such qualification is required;

(7)	make such provisions as are necessary (as determined by an Officer or the Board of Directors in good faith) for the issuance of Additional Notes;

(8)

to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or NXP USA with respect to the Notes when such release, termination, discharge or retaking is provided for under the applicable Indenture;

(9)	provide for the assumption by a Successor Parent of the obligations of the Parent under the Note Guarantee, as permitted by the applicable Indenture; or

(10)

to evidence and provide for the acceptance and appointment under the applicable Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document.

The consent of the Holders is not necessary under the applicable Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the applicable Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Acts by Holders

In determining whether the Holders of the required aggregate principal amount of the Notes have concurred in any direction, waiver or consent, the Notes owned by the Issuers or by any Person directly or indirectly controlled, or controlled by, or under direct or indirect common control with, the Issuers will be disregarded and deemed not to be outstanding.

Defeasance

Any Issuer at any time may terminate all obligations of the Issuers and the Parent with respect to a series of Notes and the applicable Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default with respect to such series of Notes, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuers in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuers at any time may terminate their obligations with respect to such series of Notes under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants—Merger and Consolidation”) and “—Repurchase of Notes upon a Change of Control Triggering Event” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Issuers and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuers at their option at any time may exercise their legal defeasance option with respect to such series of Notes notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes of a series may not be accelerated because of an Event of Default with respect to the Notes of such series. If the Issuers exercise their covenant defeasance option with respect to the Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (3) (other than clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants—Merger and Consolidation”), (4) or (5) (with respect only to the Issuers and Significant Subsidiaries) or (6) or (7) under the provision described under “—Events of Default” above with respect to such series of Notes.

In order to exercise either defeasance option with respect to such series of Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee (or such entity designated by the Trustee for this purpose) cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)

In the case of legal defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law that is issued or becomes effective after the issuance of the Notes;

(2)

in the case of covenant defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuers;

(4)

an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with;

(5)	an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940; and

(6)	the Issuers deliver to the Trustee all other documents or other information that the Trustee may reasonably require in connection with either defeasance option.

Satisfaction and Discharge

An Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in such Indenture) as to all outstanding Notes of a series when (1) either (a) all the Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee (or such entity designated by the Trustee for this purpose), money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under the applicable Indenture with respect to the Notes of such series; and (4) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of such Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of any of the Parent, any Issuer or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of any Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee and Certain Agents

Deutsche Bank Trust Company Americas has been appointed as Trustee under each of the Indentures. Each Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indentures. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under each Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in each Indenture will not be construed as an obligation or duty.

The Indentures impose certain limitations on the rights of the Trustee, should it become a creditor of any Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with any Issuer and its Affiliates and Subsidiaries.

The Indentures set out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding Notes, or may resign at any time by giving written notice to the Issuers and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indentures contain provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of each Indenture.

Notices

All notices to Holders will be validly given if mailed to them at their respective addresses in the register of the Holders, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, each of which will give such notices to the holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail, cause to be delivered or otherwise transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Currency Indemnity and Calculation of Dollar-Denominated Restrictions

The dollar is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the Notes including damages. Any amount received or recovered in a currency other than the dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that dollar amount is less than the dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuers will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuers will indemnify the recipient or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any dollar- denominated restriction herein, the Dollar Equivalent amount for purposes hereof that is denominated in a non-dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-dollar amount is Incurred or made, as the case may be.

Enforceability of Judgments

Since a substantial portion of the assets of the Issuers are held by Subsidiaries located outside the United States, any judgment obtained in the United States against any Issuer, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, and any redemption price and any purchase price with respect to the Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with an Indenture and the applicable Notes, the Issuers in each Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Governing Law

The Indentures and the Notes, including any Note Guarantees thereunder, and the rights and duties of the parties thereunder are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Liens” means, in connection with any Sale and Leaseback Transaction, the lesser of (i) the fair market value of the assets subject to such Sale and Leaseback Transaction, as determined by an Officer or the Board of Directors in good faith, and (ii) the present value (discounted at a rate per annum equal to the average interest payable under the Notes under the applicable Indenture compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Below Investment Grade Rating Event” means, with respect to the Notes of a series, the rating on such series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below an Investment Grade Rating by two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Parent or the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Parent or the Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means (1) with respect to the Parent, the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a board of directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such board of directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom, or New York, New York, United States are authorized or required by law to close; provided, however, that for any payments to be made under the applicable Indenture, such day shall also be a day on which the second generation Trans-European Automated Real-time Gross Settlement Express Transfer (“TARGET2”) payment system is open for the settlement of payments.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becoming the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the U.S. Exchange Act) of more than 50% of the Voting Stock of the Company (or its successor); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (x) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (including the Parent) and (y)(i) the direct or indirect holders of the Voting Stock of such holding company (including the Parent) immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” of related persons (other than a holding company (including the Parent) satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (including the Parent); or

(2)

the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person, other than (x) where the Company is the surviving entity following such sale, lease, transfer, conveyance or other disposition, (y) a Subsidiary, or (z) any such sale, lease, transfer, conveyance or other disposition where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the Parent’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and Intangible Assets.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Revolving Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Revolving Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollar, at any time of determination thereof by the Company or the Trustee, the amount of dollar obtained by converting such currency other than dollar involved in such computation into dollar at the spot rate for the purchase of dollar with the applicable currency other than dollar as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by an Officer or the Board of Directors) on the date of such determination.

“fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Parent setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings Limited or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the applicable Indenture, all ratios and calculations based on GAAP contained in the applicable Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election, provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the applicable Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the applicable Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep- well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)

entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and any Subsidiary of the Parent that Guarantees the Notes.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (a) indebtedness of such Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP, and (b) all Indebtedness of others guaranteed by such Person.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the applicable Indenture, and (other than with respect to guarantees of Indebtedness specified in clause (b) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a) contingent obligations Incurred in the ordinary course of business;

(b) in connection with the purchase by a Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; or

(c) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Indentures” means the the 2026/2029 Indenture, the 2025/2027/2030 Indenture, the 2031/2041 Indenture, and the 2032/2041/2051 Indenture.

“Intangible Assets” means the value (net of applicable reserves), as shown on or reflected in the Parent’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized) and (iv)unamortized debt discount and expenses, less unamortized premium.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means with respect to (i) the 2026 Notes and the 2029 Notes, June 18, 2019, (ii) the 2025 Notes, the 2027 Notes and the 2030 Notes, May 1, 2020, (iii) the 2031 Notes and the 2041 Notes, May 11, 2021, and (iv) the 2032 Notes, the 2041 Notes and the 2051 Notes, November 30, 2021.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the U.S. Exchange Act.

“Note Documents” means the Notes (including Additional Notes) and the applicable Indenture.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the applicable Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The legal counsel may be an employee of or counsel to the Parent or its Subsidiaries.

“Parent” means NXP Semiconductors N.V. or any successor thereto. “Permitted Lien” means, with respect to any Person:

(1)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(2)

Liens on assets or property of the Company or any Subsidiary securing Indebtedness or other obligations of the Company or such Subsidiary owing to the Company or another Subsidiary, or Liens in favor of the Company or any Subsidiary;

(3)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously permitted to be secured under the applicable Indenture;

(4)	Liens on assets or property of the Company or any Subsidiary securing hedging obligations; and

(5)

other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (3) above, provided that after giving effect thereto the aggregate principal amount of the Secured Indebtedness of the Company and its Significant Subsidiaries secured by such Liens does not exceed the greater of (A) $1,250 million and (B) 15% of the Consolidated Net Tangible Assets, in each case after giving effect to such Incurrence and the application of the proceeds therefrom.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means property, plant and equipment owned by the Company or any Significant Subsidiary, provided that the book value of such property is an amount greater than 1.00% of Consolidated Net Tangible Assets.

“Rating Agencies” means each of Moody’s, S&P and Fitch or any of their respective successors, provided that, if any of Moody’s, S&P and Fitch or all of them shall cease rating the Notes (for reasons outside the control of the Company), the Company shall select any other Nationally Recognized Statistical Rating Organization.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the applicable Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the applicable Indenture or Incurred in compliance with the applicable Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company that refinances Indebtedness of the Company or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the applicable series of Notes;

(2)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(3)

if the Indebtedness being refinanced is expressly subordinated to the applicable series of Notes, such Refinancing Indebtedness is subordinated to such Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

provided, however, that Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Revolving Credit Agreement” means the revolving credit agreement entered into on June 11, 2019 by, among others, the Company and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent, the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Company or a Significant Subsidiary on the Issue Date or thereafter acquired by the Company or a Significant Subsidiary whereby the Company or a Significant Subsidiary transfers such property to a Person and the Company or a Significant Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien and any Attributable Lien.

“Significant Subsidiary” means any Subsidiary that meets any of the following conditions:

(1)

the Company’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)

the Company’s and its Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)

the Company’s and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of any amounts attributable to any non-controlling interests exceeds 10% of such income of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, assessments and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed or levied by any government or other taxing authority.

“Total Assets” means the consolidated total assets of the Parent and its Subsidiaries in accordance with GAAP as shown on the most recent consolidated balance sheet of the Parent.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by an Officer or the Board of Directors in good faith)) most nearly equal to the period from the redemption date to:

(i)	April 1, 2025 (the date one month prior to the maturity date of the 2025 Notes), with regard to the 2025 Notes,

(ii)	April 18, 2026 (the date two months prior to the maturity date of the 2026 Notes), with regard to the 2026 Notes;

(iii)	March 1, 2027 (the date two months prior to the maturity date of the 2027 Notes), with regard to the 2027 Notes;

(iv)	March 18, 2029 (the date three months prior to the maturity date of the 2029 Notes), with regard to the 2029 Notes;

(v)	February 1, 2030 (the date three months prior to the maturity date of the 2030 Notes), with regard to the 2030 Notes;

(vi)	February 11, 2031 (the date three months prior to the maturity date of the 2031 Notes), with regard to the 2031 Notes;

(vii)	November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), with regard to the 2032 Notes;

(viii)	November 11, 2040 (the date six months prior to the maturity date of the 2041 Notes), with regard to the 2041 Notes;

(ix)	August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), with regard to the 2042 Notes; or

(x)	May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), with regard to the 2051 Notes;

provided, however, that if the period from the redemption date to:

(a) April 1, 2025 (the date one month prior to the maturity date of the 2025 Notes), with regard to the 2025 Notes;

(b) April 18, 2026 (the date two months prior to the maturity date of the 2026 Notes), with regard to the 2026 Notes;

(c) March 1, 2027 (the date two months prior to the maturity date of the 2027 Notes), with regard to the 2027 Notes;

(d) March 18, 2029 (the date three months prior to the maturity date of the 2029 Notes), with regard to the 2029 Notes;

(e) February 1, 2030 (the date months prior to the maturity date of the 2030 Notes), with regard to the 2030 Notes;

(f) February 11, 2031 (the date three months prior to the maturity date of the 2031 Notes), with regard to the 2031 Notes;

(g) November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), with regard to the 2032 Notes;

(h) November 11, 2040 (the date six months prior to the maturity date of the 2041 Notes), with regard to the 2041 Notes

(i) August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), with regard to the 2042 Notes; or

(j) May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), with regard to the 2051 Notes,

is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the U.S. Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Subsidiary of the Company or the Parent, as applicable, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or the Parent, as applicable, or another Wholly Owned Subsidiary) is owned by the Company or the Parent, as applicable, or another Wholly Owned Subsidiary.

“2025/2027/2030 Indenture” means the indenture, dated as of May 1, 2020, among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

“2026/2029 Indenture” means the indenture, dated as of June 18, 2019, among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

“2031/2041 Indenture” means the indenture, dated as of May 11, 2021, among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

“2032/2041/2051 Indenture” means the indenture, dated as of November 30, 2021, among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

Book-Entry, Delivery and Form

Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The New Notes initially will be represented by one or more Global Notes . The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes). Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the applicable Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee are payable to DTC in its capacity as the registered holder under the applicable

Indenture. Under the terms of the applicable Indenture, the Issuers and the trustee are required to treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuers, the trustee or any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)

any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)

DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days;

(2)	the Issuers in their sole discretion determines that such Global Note shall be exchangeable; or

(3)

there has occurred and is continuing an Event of Default. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the applicable Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Transfer Restrictions.”

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

The Issuers will make payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The New Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

PLAN OF DISTRIBUTION

The Exchange Offers are not being made to, nor will we accept surrenders of Outstanding Notes for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The distribution of this prospectus and the offer and sale of the New Notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the New Notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the New Notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the New Notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the New Notes issued in the Exchange Offers in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of each such holder’s business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes. This position does not apply to any holder that is:

•	an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer.

All broker-dealers receiving New Notes in the Exchange Offers are subject to a prospectus delivery requirement with respect to resales of the New Notes. Each broker-dealer receiving New Notes for its own account in the Exchange Offers must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offers. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period ending upon the earlier of (i) 180 days after the date of this prospectus or (ii) the date broker-dealers are no longer required to deliver a prospectus in connection with resales, subject to extension under limited circumstances, we will use all commercially reasonable efforts to keep the registration statement relating to the Exchange Offers effective and make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of New Notes received in an exchange such as the exchanges pursuant to the Exchange Offers, if the Outstanding Notes for which the New Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of the New Notes by broker-dealers. Broker-dealers acquiring New Notes for their own accounts may sell the New Notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such New Notes.

Any broker-dealer that held Outstanding Notes acquired for its own account as a result of market-making activities or other trading activities, that received New Notes in the Exchange Offers, and that participates in a distribution of New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. Any profit on these resales of New Notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our participation in the Exchange Offers, including the reasonable fees and expenses of one counsel for the holders of Outstanding Notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the Outstanding Notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

LEGAL MATTERS

Certain legal matters with respect to the New Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and De Brauw Blackstone Westbroek N.V., special Dutch counsel to NXP.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. appearing in NXP Semiconductors N.V.’s Annual Report (Form 10-K) for the years ended December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, and the effectiveness of NXP Semiconductors N.V.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that NXP Semiconductors N.V. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of NXP Semiconductors N.V. and its subsidiaries for the year ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.